                                                                   EXHIBIT 10.48



                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      AMONG

                          BALDWIN AMERICAS CORPORATION,

                        BALDWIN EUROPE CONSOLIDATED INC.,

                                       AND

                        BALDWIN ASIA PACIFIC CORPORATION,

                                  AS BORROWERS,


                   THE OTHER CREDIT PARTIES SIGNATORY HERETO,


                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,


                              FLEET NATIONAL BANK,
                            AS ADMINISTRATIVE AGENT,

                                       AND

                           FIRST UNION NATIONAL BANK,
                             AS DOCUMENTATION AGENT,




                          DATED AS OF JANUARY 28, 2002



     FLEET SECURITIES, INC. AND FIRST UNION SECURITIES, INC. AS CO-ARRANGERS

                                TABLE OF CONTENTS

                                                                             Page
                                                                             ----
SECTION 1.  DEFINITIONS .................................................      2

        1.1  Defined Terms ..............................................      2
        1.2  Other Definitional Provisions ..............................     20

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS .............................     21

        2.1  Revolving Credit Commitments; Term Loan Commitment .........     21
        2.2  Procedure for Revolving Credit Borrowing; Type of Loan .....     22
        2.3  Fees .......................................................     24
        2.4  Termination or Reduction of Revolving Credit Commitments ...     24
        2.5  Repayment of Loans; Evidence of Debt .......................     25
        2.6  Optional Prepayments .......................................     27
        2.7  Mandatory Prepayments ......................................     27
        2.8  Conversion and Continuation Options ........................     28
        2.9  Maximum Number of Loans ....................................     29
        2.10 Interest Rates and Payment Dates ...........................     29
        2.11 Computation of Interest and Fees ...........................     30
        2.12 Increased Costs, Illegality, etc ...........................     31
        2.13 Compensation ...............................................     33
        2.14 Pro Rata Treatment and Payments ............................     33
        2.15 Requirements of Law ........................................     34
        2.16 Taxes ......................................................     35
        2.17 Indemnity ..................................................     37
        2.18 Letters of Credit ..........................................     37
        2.19 Change of Lending Office ...................................     40
        2.20 Replacement of Lenders .....................................     40
        2.21 Authority to Debit Borrower Account ........................     41
        2.22 Eligible Accounts ..........................................     41
        2.23 Eligible Inventory .........................................     43
        2.24 Eligible M & E .............................................     44
        2.25 Eligible Real Estate .......................................     44
        2.26 Eligible Royalty Payments ..................................     45

SECTION 3.  REPRESENTATIONS AND WARRANTIES ..............................     45

        3.1  Financial Condition ........................................     45
        3.2  No Change ..................................................     45
        3.3  Corporate Existence; Compliance with Law ...................     46
        3.4  Corporate Power; Authorization; Enforceable Obligations ....     46
        3.5  No Legal Bar ...............................................     46

        3.6  No Material Litigation .....................................     47
        3.7  No Default .................................................     47
        3.8  Ownership of Property; Liens ...............................     47
        3.9  Intellectual Property ......................................     47
        3.10 No Burdensome Restrictions .................................     48
        3.11 Taxes ......................................................     48
        3.12 Federal Regulations ........................................     48
        3.13 ERISA ......................................................     48
        3.14 Investment Company Act; Other Regulations ..................     49
        3.15 Subsidiaries ...............................................     50
        3.16 Purpose of Loans ...........................................     50
        3.17 Environmental Matters ......................................     50
        3.18 Solvency ...................................................     51
        3.19 Security Documents .........................................     51
        3.20 Accuracy of Information ....................................     51
        3.21 Status Under Certain Federal Statutes ......................     52
        3.22 Capitalization .............................................     52

SECTION 4.  CONDITIONS PRECEDENT ........................................     53

        4.1  Conditions to Initial Loans ................................     53
        4.2  Conditions to Each Loan ....................................     56

SECTION 5.  AFFIRMATIVE COVENANTS .......................................     57

        5.1  Financial Statements .......................................     57
        5.2  Certificates; Other Information ............................     58
        5.3  Payment of Obligations .....................................     60
        5.4  Maintenance of Existence ...................................     61
        5.5  Maintenance of Property; Insurance .........................     61
        5.6  Inspection of Property; Books and Records; Discussions .....     62
        5.7  Notices ....................................................     62
        5.8  Environmental Laws .........................................     63
        5.9  Additional Subsidiaries ....................................     63
        5.10 After-Acquired Property ....................................     64
        5.11 Foreign Subsidiary .........................................     64
        5.12 ERISA ......................................................     64
        5.13 Landlords' Agreements, Mortgagee Agreements, Bailee
               Letters and Real Estate Purchases ........................     66

SECTION 6.  NEGATIVE COVENANTS ..........................................     66

        6.1  Financial Condition Covenants ..............................     66
        6.2  Limitation on Indebtedness .................................     67
        6.3  Limitation on Liens ........................................     67
        6.4  Limitation on Guarantee Obligations ........................     68
        6.5  Limitation on Fundamental Changes ..........................     69

        6.6  Limitation on Sale of Assets ...............................     69
        6.7  Limitation on Restricted Payments ..........................     69
        6.8  Limitation on Capital Expenditures .........................     69
        6.9  Limitation on Investments, Loans and Advances ..............     70
        6.10 Limitation on Optional Payments and Modifications of Debt
               Instruments ..............................................     70
        6.11 Limitation on Transactions with Affiliates .................     70
        6.12 Limitation on Sales and Leasebacks .........................     70
        6.13 Limitation on Changes in Fiscal Year .......................     71
        6.14 Limitation on Negative Pledge Clauses ......................     71
        6.15 Limitations on Lines of Business ...........................     71
        6.16 Prohibition on Change of Control ...........................     71
        6.17 Tax Sharing ................................................     71

SECTION 7.  EVENTS OF DEFAULT ...........................................     71


SECTION 8.  ADMINISTRATIVE AGENT ........................................     74

        8.1  Appointment ................................................     74
        8.2  Delegation of Duties .......................................     74
        8.3  Exculpatory Provisions .....................................     75
        8.4  Reliance by Administrative Agent ...........................     75
        8.5  Notice of Default ..........................................     75
        8.6  Non-Reliance on Administrative Agent and Other Lenders .....     76
        8.7  Indemnification ............................................     76
        8.8  Administrative Agent in Its Individual Capacity ............     77
        8.9  Successor Administrative Agent .............................     77
        8.10 Documentation Agent ........................................     77

SECTION 9.  MISCELLANEOUS ...............................................     78

        9.1  Amendments and Waivers .....................................     78
        9.2  Notices ....................................................     79
        9.3  No Waiver; Cumulative Remedies .............................     80
        9.4  Survival of Representations and Warranties .................     80
        9.5  Payment of Expenses and Taxes ..............................     80
        9.6  Successors and Assigns; Participations and Assignments .....     81
        9.7  Adjustments; Set-off .......................................     82
        9.10 Counterparts ...............................................     84
        9.11 Severability ...............................................     84
        9.12 Integration ................................................     84
        9.13 CHOICE OF LAW ..............................................     84
        9.14 Submission To Jurisdiction; Waivers ........................     85
        9.15 Acknowledgements ...........................................     85
        9.16 WAIVERS OF JURY TRIAL ......................................     86
        9.17 Confidentiality ............................................     86

        9.18 Judgment Currency ..........................................     86
        9.19 Euro .......................................................     87

SECTION 10.  GUARANTY ...................................................     88

        10.1 The Guaranty ...............................................     88
        10.2 Guaranty Unconditional .....................................     88
        10.3 Discharge Only Upon Payment in Full; Reinstatement in
               Certain Circumstances ....................................     89
        10.4 Waiver by the Borrower .....................................     89
        10.5 Subrogation ................................................     89
        10.6 Stay of Acceleration .......................................     89

SCHEDULES

Schedule 1-A                 Alternative Currencies
Schedule 1-B                 Guarantors
Schedule 1-C                 Lenders, Commitments and Addresses for Notices
Schedule 1-D                 Existing Letters of Credit
Schedule 1-E                 License Agreements
Schedule 3.1                 Liabilities
Schedule 3.6                 Litigation
Schedule 3.8                 Properties
Schedule 3.15                Subsidiaries
Schedule 3.17                Environmental Matters
Schedule 3.22                Capitalization
Schedule 4.1(x)              Cash Management Systems
Schedule 6.2                 Indebtedness
Schedule 6.4(a)              Guarantee Obligations
Schedule 6.9(e)              Investments in Joint Ventures
Schedule 6.9(f)              Loans to Executive Officers



EXHIBITS

Exhibit A-1                  Form of Revolving Credit Note
Exhibit A-2                  Form of Term Note
Exhibit B-1                  Form of Parent Guarantee
Exhibit B-2                  Form of Subsidiaries Guarantee
Exhibit C-1                  Form of Parent Security Agreement
Exhibit C-2                  Form of Borrower Security Agreement
Exhibit C-3                  Form of Subsidiaries Security Agreement
Exhibit D-1                  Form of Parent Stock Pledge Agreement
Exhibit D-2                  Form of Borrower Stock Pledge Agreement
Exhibit D-3                  Form of Subsidiaries Stock Pledge Agreement
Exhibit E-1                  Form of Notice of Dollar Borrowing
Exhibit E-2                  Form of Notice of Alternative Currency Borrowing
Exhibit F                    Form of Borrowing Certificate
Exhibit G                    Form of Legal Opinion
Exhibit H                    Form of Solvency Certificate
Exhibit I                    Form of Assignment and Acceptance
Exhibit J                    Form of Compliance Certificate
Exhibit K                    Form of Pledgor's Questionnaire
Exhibit L                    Form of Borrowing Base Certificate

      AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 28, 2002, among
(i) BALDWIN AMERICAS CORPORATION, a Delaware corporation, (ii) BALDWIN EUROPE CONSOLIDATED INC., a Delaware corporation, (iii) BALDWIN ASIA PACIFIC CORPORATION, a Delaware corporation, (iv) the other Credit Parties signatory hereto, (v) each of the financial institutions which is now, or hereafter becomes, a signatory hereto (individually a "Lender" and collectively, the "Lenders"), (vi) FLEET NATIONAL BANK, as Administrative Agent for the Lenders hereunder (in such capacity, as more fully defined in Section 1.1, the "Administrative Agent"), and (vii) FIRST UNION NATIONAL BANK, as Documentation Agent.

                                   Background

      At the request of the Borrowers, pursuant to this Agreement, the Administrative Agent has arranged for the Lenders to make available a revolving credit facility and a term loan to the Borrowers to (i) refinance Existing Indebtedness, (ii) fund ongoing working capital needs, and (iii) fund general corporate purposes.

                            Amendment and Restatement

      Borrowers, Administrative Agent and Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended and restated in their entirety by the terms and conditions of this Agreement and the terms and provisions of the Existing Credit Agreement shall be superseded by this Agreement.

      Notwithstanding the amendment and restatement of the Existing Credit Agreement by this Agreement, Borrowers shall continue to be liable to Lenders with respect to agreements and obligations on the part of Borrowers under the Existing Credit Agreement to indemnify and hold harmless Administrative Agent and Lenders from and against all claims, demands, liabilities, damages, losses, costs, charges and expenses to which Administrative Agent and Lenders may be subject arising in connection with the Existing Credit Agreement.

      Notwithstanding the amendment and restatement of the Existing Credit Agreement by this Agreement, all of the indebtedness, liabilities and obligations owing by Borrowers under the Existing Credit Agreement shall continue to be secured by the "Collateral" (as defined in the Existing Credit Agreement) and Borrowers acknowledge and agree that such "Collateral" remains subject to a security interest in favor of Administrative Agent for the benefit of Lenders and to secure the obligations of Borrowers re-evidenced by this Agreement.

      This Agreement is given as a substitution, and not as payment, of the obligations of Borrowers under the Existing Credit Agreement and is not intended to constitute a novation of the Existing Credit Agreement. All "Revolving Credit Loans" (as defined in the Existing Credit Agreement), which are outstanding and owing by Borrowers under the Existing Credit Agreement as of the Closing Date, as determined by Administrative Agent in accordance with the terms of the Existing Credit Agreement, shall constitute Revolving Credit Loans hereunder.

                                    Agreement

      In consideration of the Background and the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties, intending to be legally bound, hereto agree as follows:

SECTION 1. DEFINITIONS

      1.1   Defined Terms.

            As used in this Agreement, the following terms shall have the following meanings:

            "Acceptable L/C": an irrevocable letter of credit (a) which is in form and on terms acceptable to the Administrative Agent, in its sole discretion; (b) which is payable in Dollars at an office of the issuing or confirming bank in New York City or Los Angeles; (c) which is issued or confirmed by any Person that on the date of issuance or confirmation of the letter of credit is (i) a Lender, (ii) a New York Clearinghouse bank,
      (iii) a commercial bank (or domestic branch of a foreign bank) that has (or which is the principal operating subsidiary of a holding company which has) debt outstanding with a rating of at least "A-" (or the equivalent of "A-") from a nationally recognized debt rating agency or capital and surplus in excess of $500,000,000, or (iv) any other bank which the Administrative Agent may in its sole discretion determine to be of acceptable credit quality; and (d) with respect to which the Administrative Agent has, for the ratable benefit of the Lenders, a first priority security interest perfected by "control" (as such term is explained in Section 9-107 of the Uniform Commercial Code).

            "Account Debtor": any Person who is or becomes obligated to a Borrowing Base Entity under, with respect to or on account of an Account.

            "Acquisition": any transaction pursuant to which any of the Borrowers or any of its Subsidiaries (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any Person other than any of the Borrowers or any Person which is not then a Subsidiary of any of the Borrowers, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or
      (b) makes any Person a Subsidiary of any of the Borrowers, or causes any such Person to be merged into any of the Borrowers or any of its Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such Person's then outstanding securities, in exchange for such securities, of cash or securities of any of the Borrowers or any of its Subsidiaries, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any Person.

            "Accumulated Other Amount": the amount set forth in the line item in the consolidated balance sheet of the Parent which is consistent, in accordance with GAAP, with the line item in the consolidated balance sheet of the Parent under the Shareholders' Equity section in its Report on Form 10-K for the period ending June 30, 2001 entitled "Accumulated Other Comprehensive Loss" of such Report equal to $(6,334,000).

            "Administrative Agent": Fleet National Bank, together with its affiliates, as the Administrative Agent for the Lenders under this Agreement and the other Loan Documents, and its successors and assigns.

            "Administrative Agent's Alternative Currency Account(s)": the Alternative Currency account(s) of the Administrative Agent maintained by the Administrative Agent at the Principal Office or at such other location(s) specified in writing from time to time by the Administrative Agent to the Borrowers and the Lenders.

            "Administrative Agent's Dollar Account": the Dollar account of the Administrative Agent maintained by the Administrative Agent at the Principal Office.

            "Affiliate": as to any Person, any other Person (other than a Subsidiary), which directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "Agreement": this Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

            "Alternate Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean variable per annum rate of interest so designated from time to time by the Administrative Agent as its prime rate (the Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer); and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "Alternative Currency": the currency specified in Schedule 1-A, and any other currency as to which all Lenders and the Borrowers from time to time may agree, in each case that is freely transferable and available to all Lenders in the London inter-bank deposit market.

            "Alternative Currency Sublimit": as defined in Section 2.1.

            "Applicable Currency": any Alternative Currency selected by the Borrowers pursuant to Section 2.2(c).

            "Applicable Margin": for each Type of Loan, the rate per annum set forth below:

                                             BASE RATE      LIBOR RATE
                                               LOANS          LOANS
                                               -----          -----
               Revolving Credit Notes          1.00%          3.25%
               Term Notes                      2.50%          4.75%

            "Application": an application by a Borrower, in form and containing terms and provisions acceptable to the Issuing Lender, for the issuance by the Issuing Lender of a Letter of Credit.

            "Approved Currency": Dollars and each of the Alternative Currencies.

            "Asset Sale": any sale, sale-leaseback, or other disposition by any Borrower or other Credit Party of any of its property or assets, or any rights or interests therein or with respect thereto, including the Capital Stock of any Borrower or other Credit Party.

            "Assignee": as defined in Section 9.6(c).

            "Available Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Revolving Credit Commitment over (b) the sum of (i) the aggregate principal amount of the sum of all Revolving Credit Loans made by such Lender then outstanding and (ii) such Lender's Commitment Percentage of Letter of Credit Obligations.

            "Baldwin Kansa": Baldwin Kansa Corporation, a Kansas corporation, and its successors and assigns.

            "BGS": Baldwin Graphic Systems, Inc., a Delaware corporation and its successors and assigns.

            "Baldwin Swedish Companies": Baldwin Sweden Holding AB, Baldwin IVT AB and Baldwin Jimek AB, and their respective successors and assigns.

            "Bank Guarantee": a guarantee issued by a financial institution for the benefit of a Credit Party (other than the Borrowers or the Parent) in connection with a credit facility extended by the financial institution to such Credit Party.

            "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Alternate Base Rate.

            "Borrower Account": the Borrowers' Dollar Account and the Borrowers' Alternative Currency Account, collectively.

            "Borrower Representative": the Parent in its capacity as Borrower Representative pursuant to the provisions of Section 2.2(e).

            "Borrower Security Agreement": the Security Agreement executed and delivered by the Borrowers, substantially in the form of Exhibit C-2, as the same may be amended, supplemented or otherwise modified from time to time.

            "Borrower Stock Pledge Agreement": the Stock Pledge Agreement executed and delivered by the Borrowers, substantially in the form of Exhibit D-2, as the same may be amended, modified or supplemented from time to time.

            "Borrowers": Baldwin Americas Corporation, a Delaware corporation, Baldwin Europe Consolidated Inc., a Delaware corporation, and Baldwin Asia Pacific Corporation, a Delaware corporation, and the respective successors and assigns of each.

            "Borrowers' Alternative Currency Account(s)": the account(s) of the Borrowers maintained by the Borrowers for Loans made in an Alternative Currency specified in writing from time to time by the Borrowers and the Administrative Agent.

            "Borrowers' Dollar Account": (a) demand deposit account number 9428450628 in the name of Baldwin Americas Corporation with Fleet National Bank, or (b) any successor account of the Borrowers with the Administrative Agent, which may be maintained at one or more offices of the Administrative Agent, or an agent for the Administrative Agent.

            "Borrowing Base": means, as of any date of determination by Administrative Agent, from time to time, an amount equal to the sum (without duplication) at such time (in each case less any Reserves) of:

                  (a) 100% of the book value of the Eligible Accounts of
            Borrowing Base Entities at such time the payment of which are assured by Acceptable L/Cs and 80% of the book value of all other Eligible Accounts of Borrowing Base Entities at such time;

                  (b) 40% of the book value of the Eligible Inventory of
            Borrowing Base Entities valued at the lower of cost (determined on a first-in, first-out basis) or market;

                  (c) 85% of Eligible Royalty Payments, up to maximum amount of
            $2,500,000;

                  (d) 40% of Eligible M & E valued at the lower of cost (less accumulated depreciation) or fair market value, up to a maximum amount of $650,000;

                  (e) 80% of Eligible Real Estate; and

                  (f) $5,000,000.

            "Borrowing Base Certificate": a certificate to be executed and delivered from time to time by Borrowers in the form of the attached Exhibit L.

            "Borrowing Base Entities": BGS and Baldwin Kansa.

            "Borrowing Date": any Business Day specified in a notice pursuant to
      Section 2.2 as a date on which Borrower Representative requests the Lenders to make Loans hereunder.

            "Borrowing Notice": with respect to each Loan denominated in Dollars, the Notice of Dollar Borrowing in the form of the attached Exhibit E-1 and, with respect to each Loan denominated in an Equivalent Dollar Amount of the Alternative Currency, the Notice of Alternative Currency Borrowing in the form of the attached Exhibit E-2.

            "Business": as defined in Section 3.17(b).

            "Business Day": in respect of any date that is specified in this Agreement to be subject to adjustment in accordance with the Following Business Day Convention, a day on which commercial banks settle payments in (a) London, if the payment obligation is calculated by reference to the LIBOR Rate, or (b) New York, if the payment obligation is calculated by reference to the Alternate Base Rate.

            "Capital Stock": any and all shares, interests, participation or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

            "Capitalized Leases": Leases which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

            "Cash Collateral Account": as defined in Section 2.18(i)(iv).

            "Cash Collateral Amounts": as defined in Section 2.18(i)(i).

            "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, or (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Rating Group or P-2 by Moody's Investors Service, Inc.

            "Cash Management Systems": as defined in Schedule 4.1(x).

            "Change of Control": the occurrence of any of the following events: any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended), shall (a) have acquired beneficial ownership of 40% or more on a fully diluted basis of the economic and voting interest in the Parent's Capital Stock or (b) have obtained the power (whether or not exercised) to elect a majority of the Parent's directors.

            "Closing Date": the date on which the conditions precedent set forth in Section 4.1 shall be satisfied.

            "Co-Arrangers": Fleet Securities, Inc. and First Union Securities, Inc.

            "Code": the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral": all tangible and intangible assets of each Borrower, the Parent and each Guarantor that is a Domestic Subsidiary, now owned or hereinafter acquired, and a pledge of 100% of the stock of the Domestic Subsidiaries of each of the Credit Parties and, unless otherwise agreed to by the Lenders, 65% of the stock of the Guarantors which are Foreign Subsidiaries.

            "Collateral Assignment": the Collateral Assignment dated as of December 26, 2001 from BGS to the Administrative Agent, as amended, modified or supplemented from time to time, with respect to the License Agreements and related Collateral of BGS.

            "Commitment": as to any Lender, such Lender's Revolving Credit Commitment or Term Loan Commitment, as the case may be.

            "Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments or, at any time after such Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans (including such Lender's Commitment Percentage of Letter of Credit Obligations) then outstanding constitutes of the aggregate principal amount of the Loans (including Letter of Credit Obligations) then outstanding.

            "Commitment Period": the period from and including the date hereof to, but not including, the Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

            "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with any Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes such Borrower and which is treated as a single employer under Section 414 of the Code.

            "Compliance Certificate": as defined in Section 5.2(c).

            "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "Credit Parties": each Borrower, the Parent, each Guarantor and each of the Baldwin Swedish Companies.

            "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Defaulting Lender" as defined in Section 2.14(b).

            "Documentation Agent": First Union National Bank, and its successors and assigns.

            "Dollar Equivalent": at any time for the determination thereof, the amount of Dollars which could be purchased with the amount of relevant Alternative Currency involved in such computation at the Spot Exchange Rate.

            "Dollars" and "$": dollars in lawful currency of the United States of America.

            "Domestic Subsidiary": any Subsidiary which is not a Foreign Subsidiary.

            "Eligible Accounts": has the meaning ascribed to it in Section 2.22.

            "Eligible Inventory": has the meaning ascribed to it in Section
      2.23.

            "Eligible M & E": has the meaning ascribed to it in Section 2.24.

            "Eligible Real Estate": $1,470,000, the agreed to value of 3700 Oakes Drive, Emporia, Kansas, based on the appraisal dated October 9, 2000, conducted by The Martens Companies.

            "Eligible Royalty Payments": has the meaning ascribed to it in
      Section 2.26.

            "EMU Legislation": the legislative measures of the European Council for the introduction of, changeover to, or operation of, a single or unified European currency.

            "Environmental Laws": any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now are, or may at any time hereafter be, in effect.

            "Equivalent Alternative Currency Amount": the amount of any Alternative Currency required to purchase a given amount of Dollars, as quoted by the

      Administrative Agent on the first Business Day following receipt by the Administrative Agent of notice of any borrowing, continuation, conversion, prepayment or repayment of Loans, or the request of any Borrower or any Lender.

            "Equivalent Dollar Amount": the amount of Dollars that may be purchased with a given amount of an Alternative Currency, as quoted by the Administrative Agent on the first Business Day following receipt by the Administrative Agent of notice of any borrowing, continuation, conversion, prepayment or repayment of Loans, or the request of any Borrower or any Lender.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate": each person (as defined in Section 3(9) of ERISA) which together with any Borrower or a Subsidiary of a Borrower would be deemed to be a "single employer" within the meaning of Section 414(b) or
      (c) of the Code, and for purposes of Section 302 of ERISA and/or Section 412, 4971, 4977 and/or each "applicable section" under Section 414(t)(2) of the Code, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

            "Euros" or "E": the single currency of participating member states of the European Union.

            "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Existing Credit Agreement": the Credit Agreement, dated as of October 31, 2000, among Baldwin Americas Corporation, Baldwin Europe Consolidated Inc., Baldwin Asia Pacific Corporation, the "Credit Parties" signatory thereto, the "Lenders" signatory thereto, Fleet National Bank, as Administrative Agent, and First Union National Bank, as Documentation Agent, as amended, modified or otherwise supplemented from time to time.

            "Existing Indebtedness": all Indebtedness outstanding on the Closing Date under the Existing Credit Agreement which will be restructured pursuant to the terms and conditions of this Agreement.

            "Fee Property": as defined in Section 3.8.

            "Following Business Day Convention": an adjustment to be made if any relevant date would otherwise fall on a day that is not a Business Day so that the date will be the first following day that is a Business Day.

            "Foreign Subsidiary": any Subsidiary of any Credit Party which (a) is organized under the laws of any jurisdiction outside the United States of America or (b) conducts the major portion of its business outside of the United States of America.

            "Foreign Pension Plan": any plan, fund (including, without limitation, any superannuation fund) or other similar program, other than social security or social insurance, established or maintained outside the United States of America by any Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of any Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or severance or termination payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

            "Fronting Fee": an amount equal to one-eighth of one percent (0.125%) of the stated amount of each Letter of Credit.

            "GAAP": generally accepted accounting principles in the United States of America in effect from time to time, except that in connection with any calculation of any amount referenced, directly or indirectly, in
      Section 6.1, "GAAP" shall mean generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements referred to in Section 3.1.

            "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guarantee": collectively, the Parent Guarantee and the Subsidiaries Guarantee.

            "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (y) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee

      Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing person in good faith.

            "Guarantor": the Parent and the Persons listed on the attached
      Schedule 1-B, and any other Person that has executed a Guarantee, or is required to execute and deliver a Guarantee pursuant to this Agreement, whether on or subsequent to the Closing Date, and (pursuant to such Guarantee) is a guarantor of the Obligations.

            "Hedging Agreements": all interest rate swaps, caps or collar agreements or similar arrangements, whether under a Swap Agreement or otherwise, entered into by any Borrower with any Lender, providing for financial protection against wide or unanticipated fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies, all as more fully set forth in such agreement.

            "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with such Person's customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, except as excluded pursuant to the parenthetical phrase of clause (a) hereof, (c) all reimbursement and other obligations with respect to letters of credit, bankers acceptances, surety bonds and the like, including Bank Guarantees, in each case, whether or not matured, (d) all obligations of such Person under Capitalized Leases, (e) all Guarantee Obligations (without duplication) of such Person, (f) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (g) all obligations under Hedging Agreements whether or not entered into with a Lender and (h) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

            "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "Insolvent": pertaining to a condition of Insolvency.

            "Intellectual Property": as defined in Section 3.9.

            "Interest Payment Date": (a) as to any Base Rate Loan, the last Business Day of each March, June, September and December, (b) as to any LIBOR Rate Loan having an Interest Period, the last business day of such Interest Period.

            "Interest Period": with respect to any LIBOR Rate Loan:

                  (a) initially, the period commencing on the borrowing or
            conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending one month thereafter, as selected by any Borrower in the Borrowing Notice given with respect thereto; and

                  (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Rate Loan and ending one month thereafter, as selected by the Borrowers by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

      provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date, shall end on the Revolving Credit Termination Date;

                  (iii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (iv) the Borrowers shall select Interest Periods so as not to require a payment or prepayment of principal of any LIBOR Rate Loan during an Interest Period for such Loan.

            "Issuing Lender": Fleet National Bank or any other Lender (with the prior consent and agreement of such Lender), each in its capacity as issuer of the Letters of Credit.

            "Joint Venture": depending on the jurisdiction of its formation, a general partnership or joint venture in which any of the Borrowers is a general partner or joint venturer, as the case may be.

            "Judgment Currency": as defined in Section 9.18.

            "Judgment Currency Conversion Date": as defined in Section 9.18.

            "L/C Draft": a draft drawn on the Issuing Lender pursuant to a Letter of Credit.

            "Leased Property": as defined in Section 3.8.

            "Lenders": the financial institutions party to this Agreement and listed in Schedule 1-C, which have committed to make the Loans, and the respective successors and assigns of each.

            "Lending Office": as to each Lender, the Lending Office of such Lender designated on the signature pages hereof or in an Assignment and Acceptance or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Borrowers and the Administrative Agent as the office by which its Loans are to be made and maintained.

            "Letter of Credit": any letter of credit issued by the Issuing Lender, in its discretion but subject to the terms of this Agreement, on the application of a Borrower, including, but not limited to, the Letters of Credit issued and outstanding as of the date of this Agreement and more particularly described on the attached Schedule 1-D.

            "Letter of Credit Fee": the amount equal to 3.25%.

            "Letter of Credit Obligations": as to Borrowers, at any time of determination, an amount equal to the aggregate amounts available to be drawn under Letters of Credit plus the aggregate of all unpaid obligations of Borrowers to reimburse the Issuing Lender for amounts drawn under all Letters of Credit.

            "LIBOR Rate": as applicable to any LIBOR Rate Loan denominated in Dollars, the rate per annum determined on the basis of the offered rates for deposits in US Dollars, for a period of time comparable to such LIBOR Rate Loan which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two Business Days (assuming a London locus) preceding the first day of such LIBOR Rate Loan; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such LIBOR Rate Loan which are offered by four major banks in the London interbank market (as selected by the Administrative Agent) at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the first day of such LIBOR Rate Loan. The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such LIBOR Rate Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two Business Days (assuming a London locus) preceding the first day of such LIBOR Rate Loan. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Rate pursuant to a LIBOR Rate Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to London interbank market deposits of the Administrative Agent, then for any period during which such Reserve Percentage shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. "Reserve Percentage" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

                  (ii) as applicable to any LIBOR Rate Loan denominated in an Alternative Currency, the Spot Exchange Rate for such Alternative Currency.

            "LIBOR Rate Loan": Loans the rate of interest applicable to which is based upon the LIBOR Rate.

            "License Agreements": the License Agreements to which BGS is a party and more particularly described on the attached Schedule 1-E.

            "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

            "Loan": any loan made by any Lender pursuant to this Agreement.

            "Loan Documents": this Agreement, the Notes, the Guarantees and the Security Documents and in the case of the Guarantees and the Security Agreements, as each may be amended, supplemented or otherwise modified by the Reaffirmation Agreement.

            "Material Adverse Effect": a material adverse effect or through the actions of one or more third parties, the likelihood of a material adverse effect, on (a) the business, assets, operations, property, condition (financial or otherwise) or prospects of the Credit Parties taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or any Hedging Agreements or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

            "Material Environmental Amount": amounts payable by any Borrower and/or any other Credit Party in excess of the aggregate of $500,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

            "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under, or which could otherwise give rise to any liability under, any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

            "Mortgage": the Open-End Mortgage Deed, Assignment of Leases, Security Agreement and Fixture Filing, dated as of December 26, 2001, from Baldwin Kansa to the Administrative Agent with respect to the real property owned by Baldwin Kansa in Emporia, Kansas.

            "Multiemployer Plan": any multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is a pension plan as described in Section 3(2) of ERISA and which any Borrower, a Subsidiary of a Borrower or an ERISA Affiliate maintains, contributes to or has an obligation to contribute (or maintained, contributed to or had an obligation to contribute to in the last five years).

            "Net Income": for any period, net income of the Parent, on a consolidated basis.

            "Net Proceeds": the aggregate cash proceeds received by any Borrower or any Credit Party thereof in respect of:

                  (a) any issuance of Capital Stock after the Closing Date;

                  (b) any Asset Sale; or

                  (c) any cash payments received in respect of promissory notes delivered to any Borrower or any Credit Party thereof in respect of an Asset Sale;

      in each case net of (without duplication) (A) the amount required to repay any Indebtedness (other than the Loans) secured by a Lien on any assets of such Person that are collateral for any such debt securities or loans that are sold or otherwise disposed of in connection with such Asset Sale, (B) the reasonable expenses (including legal fees and brokers' and underwriters' commissions, lenders fees, filing fees of the Securities and Exchange Commission, or credit enhancement fees, in any case, paid to third parties or, to the extent permitted hereby, Affiliates) incurred in effecting such issuance or sale and (C) any taxes reasonably attributable to such sale and reasonably estimated by such Person to be actually payable.

            "Net Worth": as of the date of determination, all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of the Parent at such date.

            "Non-Excluded Taxes": as defined in Section 2.16(a).

            "Notes": the collective reference to the Revolving Credit Notes and the Term Notes.

            "Notice of Alternative Currency Borrowing": as defined in Section 2.2(c)(i).

            "Notice of Dollar Borrowing": as defined in Section 2.2(b)(i).

            "Obligation Currency": as defined in Section 9.18(a).

            "Obligations": "Secured Obligations" as that term is defined in the Borrower Security Agreement.

            "Operating Income": the amount set forth in the line item in the consolidated income statement of the Parent which is consistent, in accordance with GAAP, with the line item in the consolidated income statement of the Parent in its Report on Form 10-K for the period ending June 30, 2001 entitled "Operating (loss) income" equal to $(20,590,000).

            "Parent": Baldwin Technology Company, Inc., a Delaware corporation and its successors and assigns.

            "Parent Guarantee": the Guarantee executed and delivered by the Parent substantially in the form of Exhibit B-1, as the same may be amended, supplemented or modified form time to time.

            "Parent Security Agreement": the Parent Security Agreement executed and delivered by the Parent, substantially in the form of Exhibit C-1, as the same may be amended, supplemented or otherwise modified from time to time.

            "Parent Stock Pledge Agreement": the Stock Pledge Agreement executed and delivered by the Parent, substantially in the form of Exhibit D-1, as the same may be amended, supplemented or otherwise modified from time to time.

            "Participant": as defined in Section 9.6(b).

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

            "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which any Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
      Section 3(5) of ERISA.

            "Principal Office": means the principal office of the Administrative Agent at One Landmark Square, Stamford, Connecticut 06901, Attention: Mr.
      W. Lincoln Schoff, Jr., of such other office and address as the Administrative Agent may from time to time designate.

            "Properties": as defined in Section 3.17(a).

            "Reaffirmation Agreement": the Master Reaffirmation and Amendment to Loan Documents to be executed and delivered by the Credit Parties, the Lenders, the Administrative Agent and the Documentation Agent, pursuant to which the Credit

      Parties, among other things, ratify and reaffirm their respective Indebtedness to the Lenders, the Administrative Agent and the Documentation Agent under the Loan Documents.

            "Register": as defined in Section 9.6(d).

            "Regulation "D": Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "Regulation X": Regulation X of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
      Section 4241 of ERISA.

            "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC Reg. Section 4043.

            "Required Lenders": at any time, Lenders holding at least 51% of the outstanding Loans and unused Commitments.

            "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Responsible Officer": any of the chief executive officer, president or, with respect only to financial matters, the chief financial officer or the controller of the Borrower Representative.

            "Reserves": means, with respect to the Borrowing Base, reserves established by Administrative Agent, in its reasonable credit judgment upon consultation with the Lenders, from time to time pursuant to this Agreement, including, but not limited to, the initial Reserves established against Eligible Accounts and Eligible Inventory as set forth in the Borrowing Base Certificate (the "Initial Reserves"); provided, however, that if Administrative Agent (a) elects to modify an Initial Reserve the effect of which makes less credit available to Borrowers, and/or (b) establishes a new Reserve, such modified Initial Reserve and/or new Reserve shall not become effective until and unless Administrative Agent has given Borrowers fifteen (15) calendar days prior written notice of the same.

            "Restricted Payments": (a) the declaration, payment or making, directly or indirectly, of any dividend, payment or other distribution, other than dividends payable solely in common stock of the Parent, on or with respect to any of the Capital Stock of the Parent, any Borrower or any of their Subsidiaries or the setting apart of any funds or property therefor, or (b) the making of any payment on account of the purchase, redemption, retirement or other acquisition, direct or indirect, or the forgiveness or foreclosure of any Indebtedness owed to the Parent, any Borrower or any of their Subsidiaries and secured by a pledge of, the Capital Stock of the Parent, any Borrower or any of their Subsidiaries.

            "Revolving Credit Commitment": as to any Lender, the obligation of such Lender to make Revolving Credit Loans to Borrowers hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1-C, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

            "Revolving Credit Loans": as defined in Section 2.1(a).

            "Revolving Credit Notes": as defined in Section 2.5(h).

            "Revolving Credit Termination Date": October 1, 2002.

            "Security Agreements": the collective reference to the Parent Security Agreement, the Borrower Security Agreement and the Subsidiaries Security Agreement.

            "Security Documents": the collective reference to the Security Agreements, the Stock Pledge Agreements, the Collateral Assignment, the Mortgage and any other document that may at any time be delivered to the Administrative Agent as security for any Credit Party's obligations hereunder or under any other Loan Document or any Hedging Agreement, as any of the foregoing may be amended, supplemented or otherwise modified from time to time.

            "Significant Subsidiary": (a) each Borrower, (b) each Guarantor, and
      (c) each other direct or indirect Subsidiary of the Parent or any Borrower which at the time in question was responsible for not less than (x) five percent (5%) of the net revenues of the Parent on a consolidated basis for the most recently completed fiscal year or (y) five percent (5%) of the accounts receivable of the Parent on a consolidated basis for the most recently completed fiscal year.

            "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            "Solvent": with respect to any Person on a particular date, the condition that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and mature, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

            "Spot Exchange Rate": on any day (a) with respect to any Alternative Currency, the spot rate at which Dollars are offered on such day by the Administrative Agent in London for such Alternative Currency at approximately 11:00 a.m. (London time), and (b) with respect to Dollars in relation to any specified Alternative Currency, the spot rate at which such specified Alternative Currency is offered on such day by the Administrative Agent in London for Dollars at approximately 11:00 a.m. (London time). For purposes of determining the Spot Exchange Rate in connection with a Loan based on an Alternative Currency, such Spot Exchange Rate shall be determined as of the date that is two (2) Business Days prior to the date of such Loan or determination, or any renewal or conversion thereof.

            "Stock Pledge Agreements": the collective reference to the Parent Stock Pledge Agreement, the Borrower Stock Pledge Agreement and the Subsidiaries Stock Pledge Agreement.

            "Subsidiaries Guarantee": the Guarantee executed and delivered by each Domestic Subsidiary, substantially in the form of Exhibit B-3, as the same may be amended, supplemented or otherwise modified from time to time.

            "Subsidiaries Security Agreement": the Security Agreement executed and delivered by each Domestic Subsidiary in favor of the Administrative Agent, substantially in the form of Exhibit C-3, as the same may be amended, supplemented or otherwise modified from time to time.

            "Subsidiaries Stock Pledge Agreement": the Stock Pledge Agreement executed and delivered by each Domestic Subsidiary of each of the Borrowers, substantially in the form of Exhibit D-3, as the same may be amended, supplemented or otherwise modified from time to time.

            "Subsidiaries Security Documents": the collective reference to the Subsidiaries Security Agreement and the Subsidiaries Stock Pledge Agreement.

            "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent and each of the Borrowers.

            "Swap Agreement": as defined in 11 U.S.C. Section 101.

            "Tangible Net Worth": with respect to any Person at any date, the Net Worth, exclusive of the Accumulated Other Amount, of such Person at such date, less the sum of (a) all goodwill, capitalized organizational expenses, capitalized research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other intangible items, (b) all unamortized debt discount and expenses, and (c) any write-up in the book value of any asset resulting from a revaluation thereof.

            "Term Loans": as defined in Section 2.1(d).

            "Term Loan Commitment": as to any Lender, the obligation of such Lender to make the Term Loan to Borrowers hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1-C, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

            "Term Loan Maturity Date": June 28, 2002.

            "Term Loan Notes": as defined in Section 2.5(h).

            "Termination Date": the Revolving Credit Termination Date or the Term Loan Maturity Date, as the case may be.

            "Trade Notes Payable": obligations of Baldwin-Japan Ltd. having a maturity of not greater than 270 days.

            "Transferee": as defined in Section 9.6(f).

            "Type": as to any Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

            "Unfunded Current Liability": of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan determined as of the close of the most recent plan year, exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87.

            "Unused Commitment Fee": one-half of one percent (0.5%).

      1.2   Other Definitional Provisions.

            (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

            (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrowers and their Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural form of such terms.

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

      2.1   Revolving Credit Commitments; Term Loan Commitment.

            (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrowers from time to time during the Commitment Period, each such Loan to be in Dollars or an Equivalent Dollar Amount of the Alternative Currency, in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment less the sum of (i) the product of
(w) such Lender's Commitment Percentage and (x) the sum of the Letter of Credit Obligations then outstanding and (ii) the amount of such Lender's outstanding Revolving Credit Loans, but in no event shall the aggregate Equivalent Dollar Amount of the Alternative Currencies exceed $5,000,000 (the "Alternative Currency Sublimit"). Notwithstanding the foregoing, in no event shall (i) any Revolving Credit Loans be made if the aggregate amount of the Revolving Credit Loans to be made (including, without limitation, the Equivalent Dollar Amount of the Alternative Currencies, based on the respective exchange rates used at the time of such Loans) would, after giving effect to the use of proceeds thereof, exceed the aggregate Available Commitments and (ii) the sum of (w) Revolving Credit Loans and (x) Letter of Credit Obligations exceed the lesser of (y) the aggregate Revolving Credit Commitments and (z) the Borrowing Base. During the Commitment Period, the Borrowers may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The obligations of each Lender shall be several and not joint.

            (b) The Revolving Credit Loans or the Term Loans may, from time to time, be (i) Base Rate Loans, (ii) LIBOR Rate Loans, or (iii) a combination thereof, as determined by the Borrowers and notified to the Administrative Agent in accordance with Sections 2.2 and 2.8 provided that no Revolving Credit Loan or Term Loan shall be made as a LIBOR Rate Loan after the day that is one month prior to the Revolving Credit Termination Date.

            (c) Borrowings hereunder may be reduced by Reserves.

            (d) Simultaneously herewith, Lenders are, with the agreement of Borrowers, converting $4,000,000 of outstanding Revolving Credit Loans into term loans (the "Term Loans"). The Term Loans shall be evidenced by, in addition to this Agreement, the Term Loan Notes and shall be payable in accordance with the terms hereof but in any event shall be payable on or before the Term Loan Maturity Date.

      2.2   Procedure for Revolving Credit Borrowing; Type of Loan.

            (a) Each Loan shall be, at the option of the Borrowers specified in the Borrowing Notice furnished to the Administrative Agent pursuant to subsection (b) hereof, either a Base Rate Loan or a LIBOR Rate Loan, which shall in each case be made or maintained by each Lender at its Principal Office.

            (b) (i) Notice of Dollar Borrowings. A Responsible Officer shall give the Administrative Agent (A) at least three (3) Business Days' irrevocable telephonic notice of each Loan based on Dollars that will be a LIBOR Rate Loan prior to 11:00 a.m., New York City time; or (B) irrevocable telephonic notice of each Loan based on Dollars that will be a Base Rate Loan prior to 11:00 a.m., New York City time, on the day of such proposed Base Rate Loan (each such notice referred to in clauses (A) and (B) being referred to as a "Notice of Dollar Borrowing"). Each such Notice of Dollar Borrowing, which shall be effective upon receipt by the Administrative Agent, shall specify the amount of the borrowing, the Type of Loan, the date of borrowing and, if a LIBOR Rate Loan, the Interest Period to be used in the computation of interest. A Responsible Officer shall provide the Administrative Agent written confirmation of each such telephonic notice in the form attached hereto as Exhibit E-1 and incorporated herein by reference with appropriate insertions, but failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Notice of Dollar Borrowing shall be provided by the Administrative Agent to each Lender by telephone with reasonable promptness, but not later than 1:00 p.m., New York City time, on the same day as Administrative Agent's receipt of such telephonic notice. The Administrative Agent shall provide each Lender written confirmation of such telephonic confirmation, but failure to provide such notice shall not affect the validity of such telephonic notice.

                  (ii) Funding of Dollar Borrowing. Not later than 3:00 p.m., New York City time, on the date specified for each borrowing under this subsection (b), each Lender, pursuant to the terms and subject to the conditions of this Agreement, shall make the amount of the Loan based on Dollars to be made by it on such day available to the Administrative Agent, by depositing or transferring the proceeds thereof in Dollars and in immediately available funds at the Administrative Agent's Dollar Account. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrowers by depositing the proceeds thereof made available to the Administrative Agent in Dollars and in immediately available funds in the Borrowers' Dollar Account.

            (c) (i) Notice of Alternative Currency Borrowing. A Responsible Officer shall give the Administrative Agent at least three (3) Business Days' irrevocable telephonic notice of each Loan based on an Alternative Currency prior to 11:00 a.m. New York City time (each such notice being referred to as a "Notice of Alternative Currency Borrowing"). Each such Notice of Alternative Currency Borrowing, which shall be effective upon receipt by the Administrative Agent, shall specify the amount of the borrowing, the Alternative Currency of the borrowing, that such Loan is a LIBOR Rate Loan, the date of borrowing and the Interest Period to be used in the computation of interest. A Responsible Officer shall provide the Administrative Agent written confirmation of each such telephonic notice in the form attached hereto as Exhibit E-2 and incorporated herein by reference with appropriate insertions, but failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Notice of Alternative Currency Borrowing shall be provided by the Administrative Agent to each Lender by telephone with reasonable promptness, but not later than 1:00 p.m., New York City time, on the same day as Administrative Agent's receipt of such telephonic notice. The Administrative Agent shall provide each Lender written confirmation of such telephonic confirmation, but failure to provide such notice shall not affect the validity of such telephonic notice.

                  (ii) Funding of Alternative Currency Borrowing. Not later than 3:00 p.m., New York City time, on the date specified for each borrowing under this subsection (c), each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Loan based on an Alternative Currency of Loans based on such Alternative Currency to be made by it on such day available to the Administrative Agent, by depositing or transferring the proceeds thereof in the Applicable Currency and in immediately available funds at the Administrative Agent's Alternative Currency Account for the Applicable Currency. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrowers by depositing the proceeds thereof made available to the Administrative Agent in the Applicable Currency and in immediately available funds in the Borrowers' Alternative Currency Account for the Applicable Currency.

            (d) Subject to the Alternative Currency Sublimit, each borrowing under the Revolving Credit Commitments shall be in an amount equal to (i) $250,000 (or, in the case of an Alternative Currency, the Equivalent Dollar Amount of $250,000) or a whole multiple of $250,000 (or, in the case of an Alternative Currency, the Equivalent Dollar Amount of $250,000) in excess thereof, or (ii) the remaining balance of the then Available Commitments (after giving effect to the Borrowing Base), if less.

            (e) Reliance on Notices; Appointment of Borrower Representative. The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Borrowing Notice or similar notice believed by the Administrative Agent to be genuine. The Administrative Agent may assume that each Person executing and delivering such a notice was duly authorized, unless the responsible individual acting thereon for Administrative Agent has actual knowledge to the contrary. Each Borrower hereby designates the Borrower Representative as its representative and agent on its behalf for the purposes of issuing Borrowing Notices, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. The Borrower Representative hereby accepts such appointment. The Administrative Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from the Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to the Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

      2.3   Fees.

            (a) Commitment Fee. The Borrowers agree to pay to the Administrative Agent for the pro rata account of each Lender the Unused Commitment Fee on the average daily amount of the Available Commitment of such Lender for the period from and including the first day of the Commitment Period to the Revolving Credit Termination Date. The Unused Commitment Fee shall be payable quarterly in arrears on the first Business Day of each April, July, October and January, commencing April 1, 2002, and on the Revolving Credit Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein.

            (b) Letter of Credit Fees. (i) The Borrowers agree to pay to the Administrative Agent, pro rata for the account of each Lender the Letter of Credit Fee, computed on the average undrawn amount of Letters of Credit, payable in arrears (A) for the preceding fiscal quarter on the first day of each fiscal quarter subsequent to the Closing Date, and (B) on the Revolving Credit Termination Date. The Letter of Credit Fee shall be increased by two hundred basis points (2%) upon the occurrence of an Event of Default.

                  (ii) Fronting Fee. The Borrowers agree to pay to the Administrative Agent for the account of the Issuing Lender the Fronting Fee simultaneously with the issuance of each Letter of Credit by the Issuing Lender.

                  (iii) Administrative Charge. The Borrowers agree to pay to the Issuing Lender upon each issuance of, payment under, and/or amendment of, any Letter of Credit such reasonable amount as shall at the time of issuance, payment or amendment be the administrative charge which the Issuing Lender is customarily charging for issuances of, payments under or amendments of, letters of credit issued by it.

            (c) Payment of Fees and Expenses. The Borrowers shall pay on demand all reasonable expenses of the Administrative Agent and the Lenders in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, or in connection with the Administrative Agent's and the Lenders' exercise, preservation or enforcement of any of their rights, remedies or options hereunder, including, without limitation, reasonable fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the Loans or any Collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an obligation secured by any Collateral.

      2.4   Termination or Reduction of Revolving Credit Commitments.

            (a) The Borrowers shall have the right, upon not less than five Business Days notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments, provided however, that at any time, the aggregate amount of the Revolving Credit Commitments shall not be reduced below the sum of (i) the aggregate outstanding principal amount of (x) Revolving Credit

Loans and (y) Letter of Credit Obligations and (ii) $5,000,000. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple of $250,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect. No such reduction shall result in the payment of any LIBOR Rate Loan other than on the last day of the Interest Period of such Loan (except if the Borrowers make the payments required under Section 2.17).

            (b) Any reduction of the Revolving Credit Commitments provided for in this Section 2.4 shall be accompanied by prepayment of Revolving Credit Loans to the extent, if any, that the sum of the aggregate outstanding principal amount of Revolving Credit Loans and Letter of Credit Obligations exceeds the amount of the aggregate Revolving Credit Commitments as so reduced, pro rata among the Lenders.

            (c) No reduction or termination of the Revolving Loan Commitments may be reinstated.

      2.5   Repayment of Loans; Evidence of Debt.

            (a) (i) Each of the Borrowers hereby unconditionally jointly and severally agrees to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Credit Loan or Term Loan of such Lender on the Termination Date applicable to such Loan. Each of the Borrowers hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section
2.10. Each such payment and all other payments shall be made in immediately available Dollars, to the Administrative Agent at the Principal Office, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments. Each such payment and all other payments shall be made on or before 1:00 p.m., New York City time, on the designated date thereof.

                  (ii) All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Administrative Agent and each Lender (excluding principal and interest), then to accrued interest of first, the Term Loans and, then, the Revolving Credit Loans, and the balance on account of outstanding principal of first, the Term Loans and, then, the Revolving Credit Loans; provided, however, that after the occurrence and during the continuance of an Event of Default, payments will be applied to the Obligations of each Borrower to each Lender as each Lender determines in its sole discretion.

                  (iii) If the entire amount of any required principal and/or interest is not paid in full within ten (10) days after the same is due, Borrowers shall pay to the Administrative Agent, for the account of the Lenders on a pro rata basis, a late fee equal to five percent (5%) of the required payment. Notwithstanding the foregoing, the payment of a late fee shall not preclude the Lenders from exercising their rights as a result of the Event of Default caused by such late payment, or charging interest at the default rate of interest pursuant to Section 2.10(b) hereof.

            (b) Each payment of principal (including any prepayment) of any Loan shall be made in an amount of $750,000 (or in the case of Loan denominated in an Alternative

Currency, the Equivalent Alternative Currency Amount of $750,000) or such greater amount which is an integral multiple of $250,000 (or in the case of Loan denominated in an Alternative Currency, the Equivalent Alternative Currency Amount of $250,000) in excess thereof or in an amount equal to the entire outstanding principal balance of such Loan to the Administrative Agent, for the account of each Lender's applicable Lending Office, in Dollars and in immediately available funds before 3:00 p.m., New York City time, on the date such payment is due. Each payment of principal on any Loan (including any prepayment) shall be made in Dollars to the Administrative Agent at the Administrative Agent's Dollar Account (or, with respect to Loans denominated in Alternative Currencies, in the Applicable Currency at the Administrative Agent's Alternative Current Account for the Applicable Currency). Payments received by the Administrative Agent after such time shall be deemed received on the next succeeding Business Day. The Administrative Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrowers or any other Credit Party with the Administrative Agent. Any Borrower shall endeavor to give the Administrative Agent prior telephonic notice of any payment of principal, such notice to be given by not later than 11:00 a.m., New York City time, on the date of such payment.

            (c) The Administrative Agent shall deem any payment by or on behalf of the Borrowers hereunder that is not made both (i) in Dollars (or, in the case of Loan denominated in an Alternative Currency, in the Applicable Currency) and in immediately available funds and (ii) prior to 3:00 p.m., New York City time (other than if such payment is made by a debit by the Administrative Agent to an account of any Borrower therewith), to be a non-conforming payment. Any such payment shall not be deemed to be received by the Administrative Agent until the time such funds become available funds, provided that in the case of a nonconforming payment described in clause (ii) above such payment shall be deemed received on the next succeeding Business Day. The Administrative Agent shall give prompt telephonic notice to the Borrowers and each of the Lenders (confirmed in writing) if any payment is nonconforming.

            (d) In the event that any payment hereunder or under the Notes becomes due and payable on a day other than a Business Day, then, subject to the restrictions set forth in clause (b)(i) of the definition of "Interest Period," such due date shall be extended to the next succeeding Business Day; provided that interest shall continue to accrue during the period of any such extension.

            (e) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

            (f) The Administrative Agent shall maintain the Register pursuant to
Section 9.6(d), and a subaccount therein for each Lender, in which Register and/or subaccounts shall be recorded (i) the amount of each Revolving Credit Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from any Borrower and each Lender's share thereof.

            (g) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection (e) above shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded, absent manifest error, provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Loans made to the Borrowers by such Lender in accordance with the terms of this Agreement.

            (h) The Borrowers acknowledge that (i) the Borrowers have executed and delivered to each Lender one or more promissory notes of the Borrowers evidencing the Revolving Credit Loans and Term Loans, as the case may be, of such Lender, substantially in the form of Exhibit A-1 ("Revolving Credit Notes") and Exhibit A-2 ("Term Loan Notes") with appropriate insertions as to date and principal amount (collectively, as amended, supplemented or otherwise modified from time to time, the "Notes").

      2.6   Optional Prepayments.

            Any Borrower may, on the last day of any Interest Period, prepay its respective Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Administrative Agent specifying the date and amount of prepayment and whether the prepayment is of Base Rate Loans or LIBOR Rate Loans, or a combination thereof, and the amount allocable to each. Prepayment of LIBOR Rate Loans is subject to payment of breakage costs, if any. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 2.17. Repayments of Revolving Credit Loans under this Section 2.6 shall be in an aggregate principal amount of $250,000 or a whole multiple thereof.

      2.7   Mandatory Prepayments.

            (a) If, subsequent to the Closing Date, the Parent, any of the Borrowers or any of the Credit Parties shall receive Net Proceeds from any issuance of Indebtedness (other than Permitted Indebtedness), 100% of such Net Proceeds shall be simultaneously paid to the Administrative Agent for the pro rata accounts of the Lenders.

            (b) If, subsequent to the Closing Date, the Parent, any of the Borrowers or any of the Credit Parties shall receive Net Proceeds from any Asset Sale (other than in the ordinary course of business), 100% of such Net Proceeds shall be simultaneously paid to the Administrative Agent for the pro rata accounts of the Lenders.

            (c) The Borrowers shall give the Administrative Agent (which shall promptly notify each Lender) at least one Business Day's notice of each mandatory prepayment pursuant to this Section 2.7 setting forth the date and amount thereof. With respect to each prepayment of Loans required by this
Section 2.7, the Borrowers may designate the Types of Loans which are to be prepaid and the specific borrowing(s) pursuant to which such Loans were made; provided that: (i) the Borrowers shall first so designate all Base Rate Loans and LIBOR Rate Loans, if any, with Interest Periods ending on the date of repayment prior to designating any other LIBOR

Rate Loans; (ii) if any prepayment of LIBOR Rate Loans made pursuant to a single borrowing shall reduce the outstanding Loans made pursuant to such borrowing to an amount less than the minimum borrowing amount set forth in Section 2.2(d), such borrowing shall be immediately converted into Base Rate Loans; and (iii) each prepayment of any Loans made pursuant to a borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrowers as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designations in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.17. Notwithstanding the foregoing provisions of this Section 2.7, if at any time the mandatory prepayment of Loans pursuant to this Section 2.7 would result, after giving effect to the second sentence of this subsection (c), in the Borrowers incurring breakage costs under Section 2.17 as a result of LIBOR Rate Loans being repaid other than on the last day of an Interest Period applicable thereto (the "Affected LIBOR Rate Loans"), then the Borrowers may, if they so elect by notice to the Administrative Agent, deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected LIBOR Rate Loans with the Administrative Agent to be held pursuant to an escrow agreement to be entered into in form and substance satisfactory to the Administrative Agent, with such escrowed amounts to be released from such escrow (and applied to repay the principal amount of such Loans) upon each occurrence thereafter of the last day of an Interest Period applicable to the relevant LIBOR Rate Loans (or such earlier date or dates as shall be requested by the Borrowers), with the amount to be so released and applied on the last day of each Interest Period to be the amount of the Loans to which such Interest Period applies (or, if less, the amount remaining in such escrow account).

            (d) If on any date the sum of (i) Revolving Credit Loans outstanding on such date and (ii) Letter of Credit Obligations on such date exceeds the lesser of (x) the aggregate Revolving Credit Commitments as then in effect (including, without limitation, as a result of the determination of Dollar Equivalents pursuant to Section 2.11(c) hereof) and (y) the Borrowing Base, the Borrowers agree to repay on such date the principal of the Revolving Credit Loans in an amount equal to such excess.

      2.8   Conversion and Continuation Options.

            (a) Any Borrower may elect from time to time to convert LIBOR Rate Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of LIBOR Rate Loans may only be made on the last day of an Interest Period with respect thereto. Borrowers may elect to convert Base Rate Loans to LIBOR Rate Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to LIBOR Rate Loans shall specify the length of the Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding LIBOR Rate Loans and Base Rate Loans may be converted as provided herein, provided that no Loan may be converted into a LIBOR Rate Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Lenders have determined that such a conversion is not appropriate.

            (b) Any LIBOR Rate Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by any Borrower giving notice to the

Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 2.2, which shall specify the length of the next Interest Period to be applicable to such Loans, provided that no LIBOR Rate Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Revolving Credit Termination Date, and provided, further, that if any Borrower shall fail to give such notice or if such continuation is not permitted, such Loans shall be automatically converted to
(i) if such LIBOR Rate Loan is denominated in Dollars, a Base Rate Loan on the last day of the Interest Period for such LIBOR Rate Loan, or (ii) if such LIBOR Rate Loan is denominated in an Alternative Currency, a subsequent Interest Period of one month for such LIBOR Rate Loan. All such continuations and conversions of Loans shall be effected pro rata based on the applicable Commitment Percentage of the Lenders.

      2.9   Maximum Number of Loans.

            In no event shall there be more than five (5) LIBOR Rate Loans or five (5) Base Rate Loans outstanding at any time.

      2.10  Interest Rates and Payment Dates.

            (a) Each Loan shall bear interest for each day during each Interest Period with respect thereto, at Borrowers' option, at a rate per annum equal to, with respect to LIBOR Rate Loans, the LIBOR Rate plus the Applicable Margin, and, with respect to Base Rate Loans, the Alternate Base Rate plus the Applicable Margin.

            (b) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.10 above plus four percent (4%) or (y) in the case of any such overdue interest, commitment fee or other amount, the rate described in this Section 2.10 plus four percent (4%) in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

            (c) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to subsection (b) above shall be payable from time to time on demand.

            (d) Interest on any Loan shall be paid in Dollars in immediately available funds to the Administrative Agent at the Administrative Agent's Dollar Account or, with respect to Loans denominated in Alternative Currencies, in the Applicable Currency in immediately available funds at the Administrative Agent's Alternative Currency Account for the Applicable Currency.

            (e) All agreements between each Borrower and each Lender are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to each Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Credit Agreement shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of each Borrower and each Lender in the execution and delivery and acceptance of this Credit Agreement to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Credit Agreement documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever any Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between each Borrower and each Lender.

      2.11  Computation of Interest and Fees.

            (a) All computations of interest shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed. The Administrative Agent shall as soon as practicable notify each Borrower and the Lenders of each determination of the LIBOR Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the LIBOR Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrowers and the Lenders of the effective date and the amount of each such change in interest rate.

            (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error, provided that such determination is made in good faith. The Administrative Agent shall, upon request, notify the Borrowers of the LIBOR Rate used by the Administrative Agent in determining any interest rate pursuant to Section 2.10(a).

            (c) For purposes of this Agreement, the Dollar Equivalent of each Revolving Credit Loan that is based on an Alternative Currency shall be calculated on the date when any such Loan is made, provided that interest payable with respect to any Loans denominated in Pounds Sterling shall be computed on the basis of a 365 or 366-day year, as the case may be, on the first Business Day of each month and at such other times as designated by the Administrative Agent at any time when a Default or an Event of Default exists. Such Dollar Equivalent shall remain in effect until the same is recalculated by the Administrative Agent as provided above and notice of such recalculation is received by the Borrowers, it being understood that until notice is received, the Dollar Equivalent shall be that Dollar Equivalent as last reported to the Borrowers by the Administrative Agent. The Administrative Agent shall promptly notify the Borrowers and the Lenders of each such determination of the Dollar Equivalent.

    2.12 Increased Costs, Illegality, etc.

         (a) In the event that (x) in the case of clause (i) or (iv) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto, provided that such determination has been made in good faith):

              (i) on any date for determining any LIBOR Rate for any Interest Period, that, by reason of any changes arising after the Closing Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the respective LIBOR Rate;

              (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any LIBOR Rate Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Closing Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the respective LIBOR Rate) and/or (y) other circumstances materially affecting the interbank Eurodollar market generally;

              (iii) at any time, that the making or continuance of any LIBOR Rate Loan has become unlawful due to the compliance by such Lender in good faith with any change since the Closing Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Lender customarily complies, or has become impracticable as a result of a contingency occurring after the Closing Date which materially adversely affects the interbank Eurodollar market; or

              (iv) at any time that any Alternative Currency is not available in sufficient amounts, as determined in good faith by the Administrative Agent, to fund any borrowing of Loans denominated in such Alternative Currency;

then, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) or (iv) above) shall (x) on such date and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrowers and, except in the case of clauses (i) and (iv) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (w) in the case of clause (i) above, LIBOR Rate Loans, priced in respect of the affected LIBOR Rate, shall no longer be available until such time as the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Borrowing Notice given by the Borrowers with respect to LIBOR Rate Loans which have not yet been incurred shall be deemed rescinded by the Borrowers or, in the case of a Borrowing Notice, shall, at the option of the Borrowers, be deemed converted into a Borrowing Notice for Base Rate Loans to be made on the date of borrowing contained in such Borrowing Notice, (x) in the case of clause (ii) above, the Borrowers shall pay to such Lender, within 10 days of its receipt of written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, which basis shall be reasonable and consistently applied, submitted to the Borrowers by such Lender shall, absent manifest error and provided that such calculation has been made in good faith, be final and conclusive and binding upon all parties hereto), (y) in the case of clause (iii) above, the Borrowers shall take one of the actions specified in subsection (b) below as promptly as possible and, in any event, within the time period required by applicable law, and (z) in the case of clause
(iv) above, Loans in the affected Alternative Currency shall no longer be available until such time as the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist in accordance with clause (y) of the preceding sentence, and any Borrowing Notice given by Borrowers with respect to such Alternative Currency Loans which have not yet been incurred shall be deemed rescinded by the Borrowers.

         (b) At any time that any LIBOR Rate Loan is affected by the circumstances described in subsection (a)(ii) or (iii) above, the Borrowers may (and in the case of a LIBOR Rate Loan affected pursuant to subsection (a)(iii) above, the Borrowers shall) either (i) if the affected LIBOR Rate Loan is then being made pursuant to a borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrowers were notified in writing by a Lender pursuant to subsection
(a)(ii) or (iii) above, cancel said borrowing, convert the related Borrowing Notice into one requesting a borrowing of Base Rate Loans or require the affected Lender to make its requested Loan as a Base Rate Loan, or (ii) if the affected LIBOR Rate Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, (A) in the case of a LIBOR Rate Loan denominated in Dollars, require the affected Lender to convert each such LIBOR Rate Loan into a Base Rate Loan, and (B) in the case of a LIBOR Rate Loan denominated in an Alternative Currency, repay all such LIBOR Rate Loans in full, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this subsection (b).

         (c) If any Lender shall have determined that after the Closing Date the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, in each case made subsequent to the Closing Date, has or would have the effect of reducing the rate of return on such Lender's or its parent corporation's capital or assets as a consequence of such Lender's commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent corporation's policies with respect to capital adequacy), then from time to time, the Borrowers shall within 10 days of their receipt of written demand by such Lender (with a copy to the Administrative Agent), pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this subsection (c), will give prompt written notice thereof to the Borrowers, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, which basis must be reasonable and consistently applied, although the failure to give any such notice shall not release or diminish any of the Borrowers' obligations to pay additional amounts pursuant to this subsection (c) upon the subsequent receipt of such notice.

    2.13 Compensation.

         The Borrowers shall compensate each Lender, within three Business Days after such Lender's written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its LIBOR Rate Loans but excluding any loss of anticipated profit with respect to such Loans) which such Lender may sustain:
(i) if for any reason (other than a default by such Lender or the Administrative Agent) a borrowing of LIBOR Rate Loans does not occur on a date specified therefor in a Borrowing Notice (whether or not withdrawn by the Borrowers or deemed withdrawn pursuant to Section 2.12(a) above); (ii) if any repayment, prepayment or conversion of any of its LIBOR Rate Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by the Borrowers; or (iv) as a consequence of (x) any other failure by the Borrowers to repay such Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 2.12(b). Calculation of all amounts payable to a Lender under this Section 2.13 shall be made as though that Lender had actually funded its relevant LIBOR Rate Loan through the purchase of a Eurodollar deposit bearing interest at the relevant LIBOR Rate in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender or other bank to a domestic office of that Lender in the United States of America; provided, however that each Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.13.

    2.14 Pro Rata Treatment and Payments.

         (a) Each borrowing by the Borrowers from the Lenders hereunder, each payment by the Borrowers on account of the Commitment Fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each optional prepayment by the Borrowers of the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the respective Lenders. Each payment (other than optional prepayments) by or on behalf of the Borrowers (including any application of proceeds of collateral) on account of the principal of or interest on the Loans shall be made pro rata according to the respective amounts of such principal or interest then due and owing. All payments (including prepayments) to be made by the Borrowers hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 3:00 p.m., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in Section 9.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, unless the result of such extension would be to cause such payment to be made in the succeeding calendar month, in which event such payment shall be due and payable on the immediately preceding Business Day, and, with respect to payments of principal and interest thereon shall be payable at the then applicable rate during such extension.

         (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender (a "Defaulting Lender") will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

    2.15 Requirements of Law.

         (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by the Lenders with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

              (i) shall subject Lenders to any tax of any kind whatsoever with respect to this Agreement, any Note or any LIBOR Rate Loan made by them or the issuance of a Letter of Credit by the Issuing Lender, or change the basis of taxation of payments to such Lenders in respect thereof (except for Non-Excluded Taxes covered by Section 2.16 and changes in the rate of tax on the overall net income of such Lenders);

              (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lenders which is not otherwise included in the determination of the LIBOR Rate hereunder; or

              (iii) shall impose on such Lenders any other condition;

and the result of any of the foregoing is to increase the cost to such Lenders, by an amount which such Lenders and the Administrative Agent deems to be material, of making, converting into, continuing or maintaining LIBOR Rate Loans or of issuing and maintaining Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrowers shall promptly pay such Lenders such additional amount or amounts as will compensate such Lenders for such increased cost or reduced amount receivable.

         (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrowers shall promptly pay to such Lender and the Administrative Agent such additional amount or amounts as will compensate such Lender for such reduction.

         (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the relevant Borrowers (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender to the Borrowers (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error provided that the determination as to such additional amounts has been made in good faith. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

    2.16 Taxes.

         (a) All payments made by the Borrowers under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrowers shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of subsection
(b) below. Whenever any Non-Excluded Taxes are payable by the Borrowers, as promptly as possible thereafter the Borrowers shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If the Borrowers fail to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fail to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section 2.16 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         (b) Each Lender that is not incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia shall:

              (i) deliver to the Borrowers and the Administrative Agent on or before the date on which it becomes a Lender either (A) two properly completed and duly executed copies of United States Internal Revenue Service Form 1001 or 4224 (or successor applicable form, as the case may be) claiming complete exemption from United States withholding tax with respect to payments by the Borrowers under this Agreement or (B) in the case of a Lender claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" by the Borrowers under this Agreement, a properly completed and duly executed United States Internal Revenue Service Form W-8 (or successor applicable form, as the case may be) and an annual certificate representing that such Lender is not a bank for purposes of
Section 881(c) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, is not a 10% shareholder of any Borrower within the meaning of
Section 881(c)(3)(B) of the Code and is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code;

              (ii) deliver to the Borrowers and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered; and

              (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrowers or the Administrative Agent;

provided, however, that such Lender shall not be required to perform the obligations under this subsection (b) if an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrowers and the Administrative Agent.

    2.17 Indemnity.

         The Borrowers agree, jointly and severally, to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by any Borrower in making a borrowing of, conversion into or continuation of LIBOR Rate Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrowers in making any prepayment after the Borrowers have given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or payment of LIBOR Rate Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

    2.18 Letters of Credit.

         (a) The Issuing Lender will, from time to time until the Revolving Credit Termination Date, upon receipt of duly executed Applications and such other documents, instruments and/or agreements as the Issuing Lender may require, issue or amend Letters of Credit on such terms as are satisfactory to the Issuing Lender, provided, however that the Issuing Lender shall not issue any Letter of Credit (A) at any time if, after giving effect to such Letter of Credit, the Letter of Credit Obligations would exceed the lesser of (i) $5,000,000, (ii) the Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Loans and Letter of Credit Obligations, or (iii) the aggregate amount of Revolving Credit Commitments less the sum of (w) the Letter of Credit Obligations and (x) the outstanding principal balance of the Revolving Credit Loans, (B) with an expiry date (i) more than one year from its issuance or (ii) subsequent to a date 30 days prior to the Revolving Credit Termination Date, and (C) in any currency other than Dollars or Euros.

         (b) The Borrowers jointly and severally agree to reimburse the Administrative Agent for the account of the Issuing Lender, on demand, for each such payment made by the Issuing Lender under or pursuant to any Letter of Credit or L/C Draft. The Borrowers also jointly and severally agree to pay to the Administrative Agent for the account of the Issuing Lender, on demand, interest at the rate set forth in Section 2.10 applicable to Base Rate Loans on any amount paid by the Issuing Lender under or pursuant to any Letter of Credit or L/C Draft from the date of payment until the date of reimbursement to the Issuing Lender.

         (c) The Borrowers' obligations to reimburse the Administrative Agent for the account of the Issuing Lender for payments and disbursements made by the Issuing Lender under any Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the Issuing Lender (or any other Lender), including, without limitation, the legality, validity, regularity or enforceability of such Letter of Credit, or the identity of the transferee of such Letter of Credit or the sufficiency of any transfer of such Letter of Credit if transferable; provided, however, that the Borrowers shall not be obligated to reimburse the Administrative Agent for the account of the Issuing Lender for any wrongful payment or disbursement made under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuing Lender or any of its officers, employees or agents.

         (d) Notwithstanding anything to the contrary herein or in any Application, upon the occurrence of an Event of Default, an amount equal to the aggregate amount of the outstanding Letter of Credit Obligations shall, without demand upon or further notice to the Borrowers, be deemed (as between the Issuing Lender and the Borrowers) to have been paid or disbursed by the Issuing Lender under the Letters of Credit issued and L/C Drafts accepted by the Issuing Lender (notwithstanding that such amounts may not in fact have been so paid or disbursed), and a Revolving Credit Loan, which shall be a Base Rate Loan, to the Borrowers in the amount of such Letter of Credit Obligations to have been made and accepted by the Borrowers, which Loan shall be immediately due and payable.

         (e) With respect to each Letter of Credit, each Lender (other than the Issuing Lender) hereby irrevocably and unconditionally agrees that it shall be deemed to have purchased and received from the Issuing Lender, without recourse or warranty an undivided interest in such Letter of Credit, effective simultaneously with the issuance thereof, in an amount equal to such Lender's Commitment Percentage of such Letter of Credit. For the purposes of this Agreement, the proportionate interest which the Issuing Lender retains in each Letter of Credit shall be referred to as its "participation" in such Letter of Credit.

         (f) If the Issuing Lender shall fail to be reimbursed pursuant to subsections (b) or (d) above by the Borrowers for any payment or disbursement under a Letter of Credit or L/C Draft, each other Lender shall, promptly upon request of the Issuing Lender, make a Revolving Credit Loan, which shall be a Base Rate Loan in an amount equal to such Lender's Commitment Percentage of such payment or disbursement. If the Administrative Agent or the Issuing Lender subsequently receives from the Borrowers any reimbursement of such payment or disbursement, the Administrative Agent or the Issuing Lender, as the case may be, shall promptly remit to each Lender its Commitment Percentage of such reimbursement. All interest payments received by the Issuing Lender or the Administrative Agent on account of reimbursements under this Agreement shall be promptly distributed by the Issuing Lender or the Administrative Agent, as the case may be, to the other Lenders pro rata according to their respective Commitment Percentages (except to the extent that the Issuing Lender was not promptly reimbursed by any such Lender).

         (g) The obligation of each Lender to provide the Administrative Agent with such Lender's pro rata share of the amount of any payment or disbursement made by the Issuing

Lender under any outstanding Letter of Credit or L/C Draft shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Lender may have or have had against the Issuing Lender (or any other Lender), including, without limitation, any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit, the legality, validity, regularity or enforceability of such Letter of Credit, or the identity of the transferee of such Letter of Credit or the sufficiency of any transfer if such Letter of Credit is transferable; provided, however, that the Lenders shall not be obligated to reimburse the Issuing Lender for any wrongful payment or disbursement made under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuing Lender or any of its officers, employees or agents.

         (h) In determining whether to make any payment under or pursuant to any Letter of Credit or any related L/C Draft, the Issuing Lender shall have no obligation to the Borrowers, any Lender or any other Person other than to confirm that any documents required to be delivered have been delivered and that such documents comply on their face with the requirements of such Letter of Credit. No action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or L/C Draft, if taken or omitted in the absence of gross negligence or willful misconduct, shall put the Issuing Lender under any resulting liability to the Borrowers or any Lender.

         (i) (i) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding upon the occurrence and continuance of an Event of Default, the Borrowers shall either (A) pay to the Administrative Agent for the benefit of the Lenders cash or Cash Equivalents acceptable to the Administrative Agent in an amount equal to 105% of the maximum amount then available to be drawn under such applicable Letter of Credit outstanding for the benefit of the Borrowers (the "Cash Collateral Amounts"),
(B) cause all such Letters of Credit to be canceled and returned, or (C) deliver a standby letter (or letters) of credit in guaranty of such Letter of Credit Obligation, which standby letter (or letters) of credit shall be of like tenor and duration as, and in an amount equal to, 105% of the aggregate maximum amount then available to be drawn under the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are satisfactory to the Administrative Agent in its sole discretion.

              (ii) From time to time after the Cash Collateral Amounts are deposited in the Cash Collateral Account by any Borrower, the Administrative Agent may apply the Cash Collateral Amounts to the payment of any amounts, in such order as the Administrative Agent may elect, as such shall become due and payable by the Borrowers to the Lenders with respect to such Letter of Credit Obligations of the Borrowers and, upon the satisfaction in full of all Letter of Credit Obligations of the Borrowers, to any other Obligations of the Borrowers then due and payable.

              (iii) Neither any Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the Cash Collateral Amounts, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by the Borrowers to the Lenders in respect thereof, and any funds remaining in the Cash Collateral Account shall be applied to the other Obligations when due and owing and upon payment in full of such obligations and any remaining amount shall be paid to the Borrowers or as otherwise required by law.

              (iv) The Cash Collateral Amounts shall be held by the Administrative Agent in a cash collateral account (the "Cash Collateral Account") maintained with the Administrative Agent. The Cash Collateral Account shall be in the name of one or more Borrowers and shall be pledged to, and subject to the control of, the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, in a manner satisfactory to the Administrative Agent. The Borrowers pledge and grant to the Administrative Agent, on behalf of the Lenders, a security interest in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and the other Obligations, whether or not then due and the provisions of this subsection (iv) shall constitute a security agreement under applicable law.

    2.19 Change of Lending Office.

         Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.12(a)(ii) or (iii) or Section 2.16 with respect to such Lender, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that, in the opinion of such Lender, such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.19 shall affect or postpone any of the obligations of the Borrowers or the right of any Lender provided in Section 2.12 or 2.16.

    2.20 Replacement of Lenders.

         (x) If any Lender becomes a Defaulting Lender or (y) upon the occurrence of any event giving rise to the operation of Section 2.12(a)(ii) or
(iii), Section 2.12(c) or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrowers increased costs in excess of those being generally charged by the other Lenders, the Borrowers shall have the right, if no Default or Event of Default then exists, to replace such Lender (the "Replaced Lender") with one or more other lenders or financial institutions, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 2.20, the Replacement Lender shall enter into one or more Assignment and Acceptance pursuant to Section 9.6(c) (and with all fees payable pursuant to said Section 9.6(c) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Revolving Loan Commitments (including all Letter of Credit Obligations) and all of the outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to (A) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender plus (B) all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 2.3, and (ii) all obligations (including, without limitation, all such amounts, if any, due and owing under Section 2.13) of the Borrowers due and owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Acceptance, the payment of amounts referred to in clauses (i) and
(ii) above, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.12, 2.13, 2.16, 8.7 and 9.5), which shall survive as to such Replaced Lender.

    2.21 Authority to Debit Borrower Account.

         The Borrowers hereby authorize the Administrative Agent to debit an amount from the Borrower Account to the extent the Administrative Agent is entitled to withdraw any amount from the Borrower Account pursuant to any Loan Document.

    2.22 Eligible Accounts.

         All of the Accounts (other than payments due BGS under the License Agreements) owned by Borrowing Base Entities and reflected in the most recent Borrowing Base Certificate delivered by Borrowers to Administrative Agent shall be "Eligible Accounts" for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. Administrative Agent shall have the right to establish or modify or eliminate Reserves against Eligible Accounts from time to time in its reasonable credit judgment. In addition, Administrative Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Accounts, in each case in its reasonable credit judgment, subject to the approval of Lenders in the case of adjustments or new criteria or changes in advance rates or the elimination of Reserves which have the effect of making more credit available. Eligible Accounts shall not include any Account of Borrowing Base Entities:

         (a) that does not arise from the sale of goods or the performance of services by Borrowing Base Entities in the ordinary course of its business;

         (b) (i) upon which Borrowing Base Entities' right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever (other than installation of the subject inventory for which a Reserve shall be established), or (ii) as to which a Borrowing Base Entity is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (iii) if the Account represents a progress billing (in whole or in part, but only to the extent of such progress billing) consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to Borrowing Base Entities' completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

         (c) that is subject to any defense, counterclaim, setoff or dispute is asserted as to such Account, but only to the extent of such setoff, counterclaim or dispute;

         (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

         (e) with respect to which an invoice has not been sent to the applicable Account Debtor;

         (f) that (i) is not owned by Borrowing Base Entities or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Administrative Agent, on behalf of itself and Lenders;

         (g) that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party;

         (h) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless Administrative Agent, in its sole discretion, has agreed to the contrary in writing and Borrowing Base Entities, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting the assignment thereof with respect to such obligation;

         (i) that is the obligation of an Account Debtor located in a foreign country other than Canada (excluding the province of Newfoundland, the Northwest Territories and the Territory of Nunavit) unless payment thereof is assured by an Acceptable L/C;

         (j) to the extent Borrowing Base Entities or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to Borrowing Base Entities or any Subsidiary thereof but only to the extent of the potential offset;

         (k) that arises with respect to goods that are delivered on a bill-and-hold basis or placed on consignment, guaranteed sale or other terms (other than installation of the subject inventory as provided in clause (b) above) by reason of which the payment by the Account Debtor is or may be conditional;

         (l) that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

              (i) the Account is not paid within 90 days following its original invoice date;

              (ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

              (iii) a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

         (m) that is the obligation of an Account Debtor if 50% or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under clause (l) above;

         (n) as to which Administrative Agent's Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

         (o) as to which any of the representations or warranties in the Loan Documents pertaining to Accounts are untrue;

         (p) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

         (q) to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination exceed 10% of all Eligible Accounts;

         (r) that is payable in any currency other than Dollars; or

         (s) that is otherwise unacceptable to Administrative Agent in its reasonable credit judgment.

    2.23 Eligible Inventory.

         All of the inventory owned by Borrowing Base Entities and reflected in the most recent Borrowing Base Certificate delivered by Borrowers to Administrative Agent shall be "Eligible Inventory" for purposes of this Agreement, except any inventory to which any of the exclusionary criteria set forth below applies. Administrative Agent shall have the right to establish, modify, or eliminate Reserves against Eligible Inventory from time to time in its reasonable credit judgment. In addition, Administrative Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Inventory, in each case its reasonable credit judgment, subject to the approval of Lenders in the case of adjustments or new criteria or changes in advance rates or the elimination of Reserves which have the effect of making more credit available. Eligible Inventory shall not include any inventory of Borrowing Base Entities that:

         (a) is not owned by Borrowing Base Entities free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrowing Base Entities' performance with respect to that inventory), except the Liens in favor of Administrative Agent, on behalf of itself and Lenders;

         (b) (i) except as otherwise provided in this subsection (b), is not located on premises owned by any Borrowing Base Entity and set forth in Schedule 3.8, or (ii) is stored at a leased location, unless Administrative Agent has given its prior consent thereto and a reasonably satisfactory landlord waiver has been delivered to Administrative Agent, or (iii) is stored with a bailee or warehouseman, unless a reasonably satisfactory, acknowledged bailee letter has been received by Administrative Agent, or (iv) is located at a trade show or customer location, or (v) is located at an owned location subject to a mortgage in favor of a lender other than Administrative Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Administrative Agent;

         (c) is placed on consignment or is in transit, except for inventory in transit between domestic locations of Credit Parties as to which Administrative Agent's Liens have been perfected and inventory in transit to domestic locations of the buyers thereof;

         (d) is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Administrative Agent and Lenders;

         (e) is obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;

         (f) consists of display items or packing or shipping materials, manufacturing supplies, work-in-process inventory or replacement parts;

         (g) consists of goods which have been returned by the buyer and which cannot be re-packaged and re-sold in the ordinary course of Borrowing Base Entities' business;

         (h) is not of a type held for sale in the ordinary course of Borrowing Base Entities' business;

         (i) is not subject to a first priority lien in favor of Administrative Agent on behalf of itself and Lenders subject to Permitted Encumbrances;

         (j) breaches any of the representations or warranties pertaining to inventory set forth in the Loan Documents;

         (k) consists of any costs associated with "freight-in" charges;

         (l) consists of Hazardous Materials or goods that can be transported or sold only with licenses that have not been obtained or are not readily available;

         (m) is not covered by casualty insurance reasonably acceptable to Administrative Agent; or

         (n) is otherwise unacceptable to Administrative Agent in its reasonable credit judgment.

    2.24 Eligible M & E.

         The machinery and equipment owned by Borrowing Base Entities and located at one of the United States facilities described in Schedule 3.8 shall be "Eligible M & E" for purposes of this Agreement.

    2.25 Eligible Real Estate.

         "Eligible Real Estate" shall have the definition set forth in Section 1.1.

    2.26 Eligible Royalty Payments.

         The payments required to be made to BGS under the License Agreements by the "Licensees" parties thereto, less any amounts required to be paid to (i) Epic Products International Corporation, (ii) Julius A. Domotor, or (iii) Larry
E. Lester in connection therewith, shall be "Eligible Royalty Payments" for purposes of this Agreement.

SECTION 3.  REPRESENTATIONS AND WARRANTIES

    To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, and to induce the Issuing Lender to issue Letters of Credit, the Borrowers hereby represent and warrant, jointly and severally, to the Administrative Agent, the Issuing Lender and each Lender that:

    3.1 Financial Condition.

         The consolidated balance sheet of the Parent and its consolidated Subsidiaries as at June 30, 2001, and the related consolidated statements of income and cash flow for the fiscal year then ended on such date, reported on by PricewaterhouseCoopers LLP and certified by the chief financial officer of the Parent, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Parent and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the period involved (except as approved by such accountants or chief financial officer, as the case may be, and as disclosed therein). Except as set forth on Schedule 3.1, neither the Parent nor any of its consolidated Subsidiaries had, at the date of the balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any obligation under an Hedging Agreement which is not reflected in the foregoing statements or in the notes thereto. During the period from June 30, 2001 to and including the date hereof, other than the sale of the business and substantially all of the assets of the so-called "Roll Handling Group" of the Credit Parties and of the print on demand business of Baldwin Document Finishing Systems, Inc., there has been no sale, transfer or other disposition by the Parent or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Parent and its consolidated Subsidiaries at June 30, 2001, other than the sale of inventory in the ordinary course of business.

    3.2 No Change.

         Since June 30, 2001, other than the sale of the business and substantially all of the assets of the so-called "Roll Handling Group" of the Credit Parties and of the print on demand business of Baldwin Document Finishing Systems, Inc., there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

    3.3 Corporate Existence; Compliance with Law.

         Each Credit Party is (a) validly existing and in good standing under the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to so qualify or be in good standing would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

    3.4 Corporate Power; Authorization; Enforceable Obligations.

         Each Credit Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrowers only, to borrow hereunder and, in the case of the Borrowers only, has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents and, in the case of the Borrowers only, each Hedging Agreement, if any, to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents and each Hedging Agreement. This Agreement has been, and each other Loan Document and each Hedging Agreement to which it is a party will be, duly executed and delivered on behalf of each Credit Party that is a party hereto or thereto. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of each Credit Party that is a party hereto or thereto enforceable against such Credit Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

    3.5 No Legal Bar.

         The execution, delivery and performance of the Loan Documents and each Hedging Agreement to which any Credit Party is a party, if any, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or material Contractual Obligation of any Credit Party or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien, other than the Liens created pursuant to the Loan Documents, on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

    3.6 No Material Litigation.

         Except as set forth on Schedule 3.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Credit Parties, threatened by or against any Credit Party or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or the Hedging Agreements or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

    3.7 No Default.

         None of the Credit Parties is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

    3.8 Ownership of Property; Liens.

         Each of the Credit Parties has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 6.3. With respect to real property or interests in real property, as of the Closing Date, each Credit Party has (i) fee title to all of the real property listed on
Schedule 3.8 under the heading "Fee Properties" (each, a "Fee Property"), and
(ii) good and valid title to the leasehold estates in all of the real property leased by it and listed on Schedule 3.8 under the heading "Leased Properties" (each, a "Leased Property"), in each case free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (A) Liens permitted pursuant to
Section 6.3, (B) as to Leased Property, the terms and provisions of the respective lease therefor and any matters affecting the fee title and any estate superior to the leasehold estate related thereto, and (C) title defects, or leases or subleases granted to others, which are not material to the Fee Properties or the Leased Properties, as the case may be, taken as a whole. The Fee Properties and the Leased Properties constitute, as of the Closing Date, all of the real property owned in fee or leased by each of the Credit Parties.

    3.9 Intellectual Property.

         Each Credit Party owns, or is licensed to use or otherwise has the right to use, all trademarks, tradenames, copyrights, patents, trade secrets and other proprietary information that it uses in the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). To the knowledge of each Credit Party, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or enforceability of any such Intellectual Property, nor does any Credit Party know of any valid basis for any such claim. The use of such Intellectual Property by each Credit Party does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

    3.10 No Burdensome Restrictions.

         No Contractual Obligation of any Credit Party could reasonably be expected to have a Material Adverse Effect.

    3.11 Taxes.

         Each Credit Party has filed or caused to be filed all material tax returns (or has received timely extensions for such filings) which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Credit Party or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Credit Parties, no claim is being asserted, with respect to any such tax, fee or other charge.

    3.12 Federal Regulations.

         No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation U, as the case may be.

    3.13 ERISA.

         (a) Except to the extent that all of the following, taken together, could not reasonably be expected to result in a Material Adverse Effect, each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code (other than a standardized prototype plan) has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code (or an application as to such determination is currently pending with the IRS); no Reportable Event has occurred; to the knowledge of the Borrowers and the other Credit Parties, no Multiemployer Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan and each Multiemployer Plan have been timely made; neither any Borrower nor any Subsidiary of any Borrower nor any ERISA Affiliate has incurred any liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 4062, 4063, 4064, or 4069 of
ERISA or Section 401(a)(29), 4971 or 4975 of the Code or to or on account of a

Multiemployer Plan pursuant to Section 515, 4201, 4204 or 4212 of ERISA or reasonably expects to incur any of such liability under any of the foregoing sections with respect to any Plan or Multiemployer Plan; to the Borrowers' knowledge no condition exists which presents a material risk to any Borrower or any Subsidiary of any Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan or Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, reasonably expected or to the Borrowers' knowledge threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of any Borrower and its Subsidiaries and its ERISA Affiliates to each Multiemployer Plan in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each Multiemployer Plan ended prior to the date of the most recent Credit Event, would not result in a liability to such Borrower, other Credit Party, Subsidiary or ERISA Affiliate; each group health plan (as defined in Section 607(l) of ERISA or Section 4980B(g)(2) of the Code) other than a multiemployer plan described in Section 3(37) of ERISA maintained or contributed to by any Borrower, a Subsidiary of any Borrower or an ERISA Affiliate which covers or has covered employees or former employees of any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of any Borrower or any Subsidiary of any Borrower or any ERISA Affiliate exists or, to the Borrowers' knowledge, is likely to arise on account of any Plan or Multiemployer Plan; and the Borrowers and their Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(l) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA).

         (b) Expect as would not result in a material liability, each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Except as would not result in a material liability, all contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither the Borrowers nor any of their Subsidiaries have incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. Except as set forth in Schedule 3.13, the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrowers' most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

    3.14 Investment Company Act; Other Regulations.

         No Credit Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Borrower is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

    3.15 Subsidiaries.

         As of the date of this Agreement, the only Subsidiaries of the Parent or any Borrower or any Credit Party are as set forth in Schedule 3.15.

    3.16 Purpose of Loans.

         The Borrowers shall utilize the proceeds of the Loans and utilize the Letters of Credit: (a) to finance working capital, and (b) for general corporate purposes. No portion of the proceeds of the Loans nor any Letter of Credit shall be used, in whole or in part, for (i) the purpose of purchasing or carrying any "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System, (ii) repurchase of Parent's Capital Stock, or
(iii) any Acquisition.

    3.17 Environmental Matters.

         Except as set forth on Schedule 3.17 and to the extent that all of the following, taken together, could not reasonably be expected to result in a Material Adverse Effect or to result in the payment of a Material Environmental
Amount:

         (a) The facilities and properties owned, leased or operated by each Credit Party or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law.

         (b) The Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and to the knowledge of the Credit Parties there is no contamination at or under the Properties or any violation of any Environmental Law with respect to the Properties or the business operated by any Credit Party or any of its Subsidiaries (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

         (c) Neither any Credit Party nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws which has not been resolved with regard to any of the Properties or the Business, nor does any Credit Party have knowledge or reason to believe that any such notice will be received or is being threatened.

         (d) To the knowledge of the Credit Parties, Materials of Environmental Concern have not been transported or disposed of from the Properties by any Credit Party in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties or elsewhere in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

         (e) Except as set forth on Schedule 3.6, no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Credit Parties, threatened, under any Environmental Law to which any Credit Party or any Subsidiary thereof is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

         (f) To the knowledge of the Credit Parties, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Credit Party or any Subsidiary thereof in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability to any Credit Party under Environmental Laws.

    3.18 Solvency.

         Each Credit Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.

    3.19 Security Documents.

         (a) Each Stock Pledge Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral (as such term is defined in such Stock Pledge Agreement) and proceeds thereof and constitutes a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Pledgors in such Collateral, as security for the Secured Obligations (as such terms are defined in such Stock Pledge Agreement), in each case prior and superior in right to any other Person, subject to exceptions to be determined.

         (b) Each Security Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described, and as defined, therein and proceeds thereof, and constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in such Collateral and the proceeds thereof, as security for the Secured Obligations (as defined in such Security Agreement), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.3.

    3.20 Accuracy of Information.

         No statement or information contained in this Agreement, any other Loan Document or the Hedging Agreements or any other document, certificate or statement furnished in writing to the Administrative Agent or the Lenders or any of them, by or on behalf of any Credit Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents or the Hedging Agreements, contained as of the date such statement, information, document or certificate was so furnished any untrue statement of any fact material to the interests of the Administrative Agent or any Lender, or omitted to state a fact necessary in order to make the statements contained herein or therein not misleading in any respect material to the interests of the Administrative Agent or any Lender, except to the extent any such document, certificate or statement was subsequently replaced or the information contained therein otherwise superseded. There is no fact known to any Credit Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Hedging Agreements or in such other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents and the Hedging Agreements.

    3.21 Status Under Certain Federal Statutes.

         Neither any Borrower nor any other Credit Party is (a) an "investment company" or a company "controlled" by an "investment company" or an "open-end investment company" or a "unit investment trust" or a "face-amount certificate company," within the meaning of the Investment Company Act of 1940, as amended,
(b) a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (c) a "carrier," as defined in Section 11,301(a)(1) of Title 49 of the United States Code and subject to the provisions of such Title. Neither any Borrower nor any other Credit Party is a "national of any designated foreign country," within the meaning of the Foreign Assets Control Regulations or the Cuban Assets Control Regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended, or any regulations or rulings issued thereunder. Neither the making of the Loans nor the use of such proceeds by the Borrowers as required by this Agreement will violate the Foreign Assets Control Regulations, the Foreign Funds Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Iranian Assets Control Regulations, the Libyan Sanctions Regulations, the Iranian Transactions Regulations, the Iraqi Sanctions Regulations, the Haitian Transactions Regulations, or any other regulations of the U.S. Treasury Department (as set forth in 31 C.F.R., Subtitle B, Chapter V, as amended), or any of Executive Orders 12,722, 12,724, 12,808 and 12,810 of the President of the United States.

    3.22 Capitalization.

         On the Closing Date, and after giving effect to the transactions contemplated hereby, the authorized capital stock of the Parent, the Borrowers and the other Credit Parties consists of the Capital Stock set forth on the attached Schedule 3.22. As of the Closing Date, all such outstanding shares of the Borrowers and the other Credit Parties have been duly and validly issued and are fully paid and nonassessable. On the Closing Date and after giving effect to the transactions contemplated hereby, neither any Borrower nor any other Credit Party (other than the Parent) has outstanding any securities convertible into or exchangeable for its Capital Stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Capital Stock, except for options, warrants and grants outstanding in the aggregate amounts set forth on the attached
Schedule 3.22.

SECTION 4.  CONDITIONS PRECEDENT

    4.1 Conditions to Initial Loans.

         The agreement of each Lender to make the initial Loans requested to be made by it under this Agreement, and for the Issuing Lender to issue any Letter of Credit under this Agreement, is subject to the satisfaction, prior to or concurrently with the making of such Loans or the issuance of such Letters of Credit, of the following conditions precedent on or before the Closing Date:

         (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of each Borrower, the Parent and each of the other Credit Parties which is a party hereto, with a counterpart for each Lender, (ii) the Notes and other Loan Documents, each executed and delivered by a duly authorized officer of the party thereto, with a counterpart or a conformed copy for each Lender, and (iii) the Reaffirmation Agreement executed and delivered by a duly authorized officer of each party thereto, with a counterpart or a conformed copy for each Lender.

         (b) Related Agreements. The Administrative Agent shall have received true and correct copies, certified as to authenticity by each Borrower, of such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which any Credit Party may be a party.

         (c) Borrowing Certificates. The Administrative Agent shall have received, with a copy for each Lender, a certificate of the Borrowers, dated the Closing Date, substantially in the form of Exhibit F with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrowers.

         (d) Corporate Proceedings of the Borrowers. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents and any Hedging Agreements to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Documents, certified by the Secretary or an Assistant Secretary of such Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

         (e) Borrower Incumbency Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Borrower, dated the Closing Date, as to the incumbency and signature of the officers of such Borrower executing any Loan Document and any Hedging Agreement satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Borrower.

         (f) Corporate Proceedings of the Parent. The Administrative Agent shall have received, with a counterpart for each Lender, copies of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Parent authorizing the execution, delivery and performance of the Loan Documents to which the Parent is a party, certified by the Secretary or an Assistant Secretary of the Parent as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

         (g) Parent Incumbency Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Parent, dated the Closing Date, as to the incumbency and signature of the officers of the Parent executing any Loan Document satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Parent.

         (h) Corporate Proceedings of Subsidiaries. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Domestic Subsidiary of the Borrowers which is a Credit Party authorizing (i) the execution, delivery and performance of the Loan Documents and the Hedging Agreements being executed on the Closing Date to which it is a party and (ii) the granting by it of the Liens created pursuant to the Subsidiaries Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of each such Domestic Subsidiary as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

         (i) Subsidiary Incumbency Certificates. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Domestic Subsidiary of the Borrowers which is a Credit Party, dated the Closing Date, as to the incumbency and signature of the officers of such Subsidiaries executing any Loan Document or any Hedging Agreement being executed on the Closing Date, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each such Domestic Subsidiary.

         (j) Corporate Documents. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws or other organizational documents similar in purpose under the laws of the relevant jurisdiction of incorporation of each Borrower, the Parent and each other Credit Party that is a Domestic Subsidiary, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Credit Party.

         (k) Fees. The Administrative Agent shall have received, for disbursements as appropriate, all invoiced fees and expenses required to be paid on the Closing Date.

         (l) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinion of Morgan, Lewis & Bockius LLP, counsel to the Parent, the Borrowers and the other Credit Parties which are Domestic

Subsidiaries, substantially in the form of Exhibit G; such legal opinion to cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

         (m) Third-Party Consents. All governmental and third party approvals (including landlords and other consents) necessary or advisable in connection with the making of the initial Loans and the continuing operations of each of the Borrowers and the other Credit Parties shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose materially adverse conditions on the making of the initial Loans except where the failure to obtain such approvals would not be reasonably likely to have a Material Adverse Effect.

         (n) Financial Statements. The Administrative Agent shall have received, with a copy for each Lender, (i) audited consolidated financial statements of the Parent and its consolidated Subsidiaries for the three most recent fiscal years ended prior to the Closing Date, and (ii) unaudited interim consolidated financial statements of the Credit Parties and their consolidated Subsidiaries for each fiscal quarter ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this subsection as to which such financial statements are available, reasonably satisfactory to the Lenders and certified by the chief financial officer of the Parent, all such financial statements, including the related schedules and notes thereto, having been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or chief financial officer, as the case may be, and as disclosed therein).

         (o) Solvency Certificate. The Administrative Agent shall have received the executed Solvency Certificate, substantially in the form of Exhibit H.

         (p) Other Conditions. All the representations contained in Section 3 hereof shall remain true and correct in all respects and no event shall have occurred or shall be pending or threatened which has resulted in or could reasonably be expected to result in through the passage of time a Material Adverse Effect.

         (q) Pledged Stock; Stock Powers. The Administrative Agent shall have received the certificates representing the shares pledged pursuant to each of the Stock Pledge Agreements, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

         (r) Actions to Perfect Liens. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed.

         (s) Lien Searches. The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of the Parent, each of the Borrowers and their Domestic Subsidiaries in each of the jurisdictions and offices where assets of each such Person is located or recorded, and such search shall reveal no material liens on any of the assets of any such Person except for liens permitted by the Loan Documents.

         (t) Organizational Chart. The Administrative Agent shall have received an organizational chart of the Parent and its consolidated Subsidiaries, in detail acceptable to the Administrative Agent.

         (u) Pledgor's Questionnaire. The Administrative Agent shall have received an executed Pledgor's Questionnaire, in the form of the attached Exhibit K, for the Parent, the Borrowers and each other Credit Party which is a Domestic Subsidiary.

         (v) Initial Borrowing Base Certificate. The Administrative Agent shall have received a duly executed original of an initial Borrowing Base Certificate as of November 30, 2001, reflecting information concerning Eligible Accounts, Eligible Inventory, Eligible M & E, Eligible Real Estate and Eligible Royalty Payments.

         (w) Cash Management Systems. The Administrative Agent shall have received evidence that the Borrowers have implemented the Cash Management Systems.

         (x) Notes Receivable. The Administrative Agent shall have received all original trade promissory notes payable to any Borrower or any other domestic Credit Party, if any, duly endorsed, without restriction, to Administrative Agent for the benefit of Lenders.

         (z) Inventory. The Administrative Agent shall have received a bailment agreement from each Person that holds inventory of any Borrower or any other Credit Party that is party to a Security Agreement at a location other than as set forth on Schedule 3.8, in form and substance satisfactory to the Administrative Agent.

         Except as otherwise agreed to in writing by the Administrative Agent and the Lenders, upon the funding or issuance by the Lenders of the initial Loan or Letter of Credit hereunder, the conditions precedent set forth in this
Section 4.1 shall be deemed to have been fully satisfied.

    4.2 Conditions to Each Loan.

         The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan), and for the Issuing Lender to issue any Letter of Credit, is subject to the satisfaction of the following conditions precedent:

         (a) Representations and Warranties. Each of the representations and warranties made by each Credit Party in or pursuant to the Loan Documents and the Hedging Agreements shall be true and correct in all material respects on and as of such date as if made on and as of such date.

         (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

         (c) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

         (d) Outstanding Loan Balance. After giving effect to any Revolving Credit Loan (or the incurrence of any Letter of Credit Obligations), the outstanding principal amount of the Revolving Credit Loans would not exceed the lesser of the Borrowing Base and the Revolving Credit Commitments, in each case, less the then outstanding Letter of Credit Obligations.

Each borrowing by the Borrowers hereunder shall constitute a representation and warranty by such Borrower as of the date thereof that the conditions contained in this Section have been satisfied.

SECTION 5. AFFIRMATIVE COVENANTS

         The Parent, the Borrowers and the other Credit Parties hereby agree, jointly and severally, that, except as otherwise agreed to in writing by the Administrative Agent, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, they shall:

    5.1 Financial Statements.

         Furnish to the Administrative Agent in sufficient number for distribution to the Lenders:

         (a) as soon as available, but in any event not more than 90 days after the end of each fiscal year of the Parent, (i) a consolidated and consolidating balance sheet of the Parent and its consolidated Subsidiaries as of the end of such fiscal year and (ii) the related consolidated (and with respect to statements of income and changes in shareholders' equity, upon the request of the Administrative Agent or any Lender, consolidating) statements of income, of cash flows and of changes in shareholders' equity of the Parent and its consolidated Subsidiaries for such fiscal year, and setting forth in each case, in comparative form, corresponding figures for the preceding fiscal year of the Parent, all in reasonable detail and in accordance with GAAP and (x) in the case of such consolidated financial statements accompanied by a report thereon of independent certified public accountants of recognized national standing selected by the Parent and reasonably acceptable to the Administrative Agent, which report shall be without limitations to the scope of the audit and shall state that such consolidated financial statements present fairly the financial condition of the Parent and its consolidated Subsidiaries as at the dates indicated and the consolidated results of their operations and cash flows for the periods indicated in conformity with GAAP (except as otherwise specified in such report) and that the audit by such accountants of such consolidated financial statements has been made in accordance with generally accepted auditing standards and (y) in the case of the financial statement of each of the Borrowers, accompanied by a review report with respect to such financial statements prepared by the same independent certified public accountants that prepared the report referred to in clause (x) above for such fiscal year;

         (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Parent, the unaudited consolidated (and, upon the request of the Administrative Agent or any Lender, consolidating) balance sheet of the Parent and its consolidated Subsidiaries and a balance sheet of each of the Borrowers as at the end of such quarter and the related unaudited consolidated (and, with respect to statements of income and changes in shareholders' equity, upon the request of the Administrative Agent or any Lender, consolidating) statements of income, of changes in shareholders' equity and of cash flow of the Parent and its consolidated Subsidiaries, and the related statements of income and of changes in shareholders' equity of each of the Borrowers, in each case for such period(s) setting forth, in each case in comparative form, figures for the corresponding period(s) in the preceding fiscal year of the Parent, all in reasonable detail and in accordance with GAAP and certified by the Responsible Officer as fairly presenting the consolidated (and, if requested, consolidating) financial condition of the Parent and its Subsidiaries, and the financial condition of each of the Borrowers, as at the dates indicated and the consolidated results of their operations and cash flows, in each case for the periods indicated, in conformity with GAAP (except as disclosed in the certificate of such chief Responsible Officer with any changes in accounting policies discussed in reasonable detail), subject to changes resulting from year-end adjustments not material in scope or amount; and

         (c) as soon as available, but in any event not later than 45 days after the end of each calendar month, a management prepared balance sheet of the Parent and its consolidated Subsidiaries and a balance sheet of each of the Borrowers as at the end of such month and the related statements of income, of changes in shareholders' equity and of cash flow of the Parent and its consolidated Subsidiaries, and the related statements of income and of changes in shareholders' equity of each of the Borrowers, in each case for such month setting forth, in each case in comparative form, figures for the corresponding month in the preceding fiscal year of the Parent, all in reasonable detail and in accordance with GAAP and certified by the Responsible Officer as fairly presenting the financial condition of the Parent and its Subsidiaries, and the financial condition of each of the Borrowers, as at the dates indicated and the consolidated results of their operations and cash flows, in each case for the month indicated, in conformity with GAAP (except as disclosed in the certificate of such chief Responsible Officer with any changes in accounting policies discussed in reasonable detail), subject to changes resulting from year-end adjustments not material in scope or amount.

    5.2 Certificates; Other Information.

         Furnish to the Administrative Agent in sufficient number for distribution to the Lenders:

         (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

         (b) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a letter addressed to the Administrative Agent, on behalf of itself and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent and subject to standard qualifications taken by nationally recognized accounting firms, signed by such accounting firm acknowledging that the Administrative Agent and the Lenders are entitled to rely upon such accounting firm's certification of such audited financial statements;

         (c) concurrently with the delivery of the financial statements referred to in Section 5.1(a) and (b), a certificate of a Responsible Officer in the form of Exhibit J (the "Compliance Certificate") (i) stating that, to the best of such Responsible Officer's knowledge, each Credit Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents and the Hedging Agreements to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate; and (ii) in the case of financial statements referred to in Section 5.1(a) and (b), including calculations and information demonstrating in reasonable detail compliance with the requirements of Sections
6.1 and 6.8;

         (d) promptly after the transmission thereof, copies of all such financial statements, proxy statements, notices and reports as the Parent, any Borrower or any of their Subsidiaries shall send to its public debtholders or public stockholders and copies of all registration statements (without exhibits) and all reports which the Parent, any Borrower or any of their Subsidiaries files with the SEC;

         (e) promptly after receipt thereof, copies of all reports, statements and notices the Parent, any Borrower or any of their Subsidiaries may receive in accordance with Section 13(d) or 14(d) of the Exchange Act and the rules and regulations promulgated thereunder by the SEC;

         (f) promptly upon any such occurrence, written notice of any event resulting in a mandatory reduction in the Commitments, or prepayment of the Loans, and of the net proceeds, if any, realized by any Borrower in connection therewith or as a result thereof;

         (g) as soon as practicable and in any event not more than 60 days after the end of each fiscal year (each, a "Prior Fiscal Year") of the Parent, a copy of consolidated projected cash flow statements for the Parent with respect to the fiscal year immediately following such Prior Fiscal Year;

         (h) within 45 Business Days after the end of each calendar month:

              (i) a Borrowing Base Certificate with respect to Borrowing Base Entities, accompanied by such supporting detail and documentation as shall be requested by Administrative Agent in its reasonable discretion;

              (ii) with respect to Borrowing Base Entities, a summary of inventory by location and type with a supporting perpetual inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Administrative Agent in its reasonable discretion;

              (iii) with respect to Borrowing Base Entities, a monthly trial balance showing Accounts outstanding aged from invoice date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Administrative Agent in its reasonable discretion;

              (iv) a reconciliation of the most recent Borrowing Base, general ledger and month-end inventory reports of Borrowing Base Entities to Borrowing Base Entities' general ledger and monthly financial statements delivered pursuant to Section 5.1(c), in each case accompanied by such supporting detail and documentation as shall be requested by Administrative Agent in its reasonable discretion;

              (v) an aging of accounts payable and a reconciliation of that accounts payable aging to Borrowing Base Entities' general ledger and monthly financial statements delivered pursuant to Schedule 5.1(c), in each case accompanied by such supporting detail and documentation as shall be requested by Administrative Agent in its reasonable discretion; and

              (vi) a summary of royalty income and other payments received in respect of the License Agreements during the prior month.

         (i) Concurrently with the delivery of each of the quarterly or annual financial statements delivered pursuant to Schedule 5.1(a) or (b), (i) a listing of government contracts of Borrowing Base Entities subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior fiscal quarter;

         (j) Borrowers, at their own expense, shall deliver to Administrative Agent the results of each physical verification, if any, that Borrowers or any of their Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their inventory (and, if a Default or an Event of Default has occurred and be continuing, Borrowers shall, upon the request of Administrative Agent, conduct, and deliver the results of, such physical verifications as Administrative Agent may require);

         (k) Borrowers, at their own expense, shall deliver to Administrative Agent such appraisals of their assets as Administrative Agent may request at any time after the occurrence and during the continuance of a Default or an Event of Default, such appraisals to be conducted by an appraiser, and in form and substance reasonably satisfactory to Administrative Agent; and

         (l) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

    5.3 Payment of Obligations.

         Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Person, and except where the failure to pay, discharge or otherwise satisfy could reasonably be expected to have a Material Adverse Effect.

    5.4 Maintenance of Existence.

         Preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 6.5, and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

    5.5 Maintenance of Property; Insurance.

         Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event general liability, product liability and business interruption) as are usually insured against in the same general area by companies of similar size engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried. Borrowers shall cause to be delivered to Administrative Agent on or before the date of this Agreement, in form and substance reasonably satisfactory to Administrative Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Administrative Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured. Borrowers irrevocably make, constitute and appoint Administrative Agent (and all officers, employees or agents designated by Administrative Agent), so long as any Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $250,000, as Borrowers' true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of Borrowers on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Administrative Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrowers shall promptly notify Administrative Agent of any loss, damage, or destruction to the Collateral in the amount of $250,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Administrative Agent in the collection or handling thereof, Administrative Agent may, at its option (x) apply such proceeds to the reduction of the Obligations in accordance with
Section 2.5(a)(ii), or (y) permit or require the applicable Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $250,000 in the aggregate, Administrative Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; provided that if such Credit Party has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Administrative Agent may apply such insurance proceeds to the Obligations in accordance with Section 2.5(a)(ii). All insurance proceeds that are to be made available to the applicable Credit Party to replace, repair, restore or rebuild the Collateral shall be deposited in a cash collateral account. Thereafter, such funds shall be made available to the applicable Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) such Credit Party shall request a release from the cash collateral account be made to such Credit Party in the amount requested to be released; and (ii) so long as no Event of Default has occurred and is then continuing, Administrative Agent shall release funds from the cash collateral account. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 2(a)(ii).

    5.6 Inspection of Property; Books and Records; Discussions.

         Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and, upon reasonable prior written notice and during normal business hours, permit representatives of the Administrative Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of any Credit Party with officers and employees of such Credit Party and with its independent certified public accountants.

    5.7 Notices.

         Promptly give notice to the Administrative Agent (who shall promptly notify each Lender) of:

         (a) the occurrence of any Default or Event of Default;

         (b) any (i) default or event of default under any Contractual Obligation of any Credit Party, or (ii) litigation, investigation or proceeding which may exist at any time between any Credit Party and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

         (c) any litigation or proceeding (including without limitation any notice of violation, alleged violation, liability or potential liability under any Environmental Law) affecting any Credit Party in which the amount involved is $500,000 with respect to any single cause of action or $1,000,000 in the aggregate and not covered by insurance or in which injunctive or similar relief is sought;

         (d) the following events, as soon as possible and in any event within 30 days after any Credit Party knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or either Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

         (e) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrowers propose to take with respect thereto.

    5.8 Environmental Laws.

         (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except, in each case, to the extent that any failures could not, in the aggregate, be expected to have a Material Adverse Effect or to result in the payment of a Material Environmental Amount.

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

    5.9 Additional Subsidiaries.

         With respect to any Subsidiary of the Parent or any other Credit Party created or acquired after the Closing Date which would be considered a Significant Subsidiary, or any existing Subsidiary of the Parent or any other Credit Party which becomes a Significant Subsidiary subsequent to the Closing Date, (i) with respect to a Subsidiary which is to be acquired or created, give the Administrative Agent not less than 30 days prior written notice of such creation or acquisition, (ii) promptly execute and deliver, or cause to be executed and delivered, to the Administrative Agent a pledge agreement or supplement to a Stock Pledge Agreement, in form, scope and substance satisfactory to the Administrative Agent, granting to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such Subsidiary owned by the Parent or other Credit Party (or 65% of such Capital Stock if it is a Foreign Subsidiary), (iii) promptly deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, executed in blank, (iv) promptly cause such Subsidiary to execute and deliver a guarantee or a supplement to the Subsidiaries Guarantee (which guarantee shall be senior to all other Indebtedness of such guarantor), in form and substance satisfactory to the Administrative Agent, in respect to all obligations of the Borrowers hereunder and under the other Loan Documents, (v) promptly cause such Subsidiary (but only if such Subsidiary is a Domestic Subsidiary) to execute and deliver a security agreement or supplement to the Subsidiaries Security Agreement, in form and substance satisfactory to the Administrative Agent, securing such Subsidiary's obligations under such guarantee and covering the types of assets covered by the Subsidiaries Security Agreement, (vi) promptly execute and deliver such amendments to this Agreement requested by the Administrative Agent to reflect the existence of such Subsidiary, including, without limitation, amendments to Sections 3, 5, 6 and 7 to include such Subsidiary in the covenants, representations and warranties and agreements contained therein, and (vii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in the preceding clauses (i) - (vii), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

    5.10 After-Acquired Property.

         Grant in favor of the Administrative Agent, for the benefit of the Lenders, Liens on any material assets hereafter acquired and on previously encumbered assets which become unencumbered, to the extent such Liens are then permissible under applicable law and pursuant to any agreements to which any Borrower or its Subsidiaries are a party, pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent.

    5.11 Foreign Subsidiary.

         Cause each Borrower and any Foreign Subsidiary which is, or is required to become, a Guarantor to execute and deliver to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, such documents and instruments (including, without limitation, pledge agreements) and take such action (including, without limitation, the delivery of stock certificates and instruments) as the Administrative Agent may reasonably request to grant to the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for the Borrowers' obligations hereunder, a first priority perfected security interest (to the extent permitted and applicable under applicable law) in 65% of the Capital Stock of, or equivalent ownership interests in, the Foreign Subsidiary, along with any warrants, options, or other rights to acquire the same, in all cases to the extent legally permissible and practicable.

    5.12 ERISA.

         As soon as possible and, in any event, within 15 days after any Borrower, any other Credit Party or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrowers will deliver to each of the Lenders a certificate of a Responsible Officer of the Borrowers setting forth the full details as to such occurrence and the action, if any, that the Borrowers, such Credit Party or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by such Borrower, such Credit Party, the Plan administrator or such ERISA Affiliate, to or with the PBGC or any other government agency, or a Plan or Multiemployer Plan participant and any notices received by such Borrower, such Credit Party or such ERISA Affiliate from the PBGC or any other government agency, or a Plan or Multiemployer Plan participant with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrowers have previously delivered to the Lender a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may reasonably expected to be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan, Multiemployer Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings are reasonably expected to be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that the Borrowers, any other Credit Party or any ERISA Affiliate will or are reasonably expected to incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of a Plan under Section 4062, 4063, 4064, or 4069 of ERISA or with respect to the withdrawal from a Multiemployer Plan under Section 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(l) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that any Borrower, any other Credit Party or any ERISA Affiliate may incur any liability pursuant to any employee welfare benefit plan (as defined in Section 3(l) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. Upon request, the Borrowers will deliver to each of the Lenders copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. The Borrowers will also deliver, upon request, to each of the Lenders a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other government agency, and any material notices received by any Borrower, any other Credit Party or any ERISA Affiliate from any relevant government agency with respect to any Plan or any Foreign Pension Plan or received from any government agency or plan administrator or sponsor or trustee with respect to any Multiemployer Plan shall be delivered to the Lenders no later than 15 days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or any other government agency or such notice has been received by a Borrower, any other Credit Party or any ERISA Affiliate, as applicable. The Borrowers and the other Credit Parties shall ensure that all Foreign Pension Plans administered by them or into which they make payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing would not be reasonably likely to result in a Material Adverse Effect.

    5.13 Landlords' Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases.

         Each Borrowing Base Entity shall obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where any material portion of the Collateral, as determined by the Administrative Agent, is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Administrative Agent. With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if Administrative Agent has not received a landlord or mortgagee agreement or bailee letter as of the Closing Date (or, if later, as of the date such location is acquired or leased), Eligible Inventory at that location shall, in Administrative Agent's discretion, be excluded from the Borrowing Base or be subject to a Reserve. After the Closing Date, no real property or warehouse space shall be leased by any Borrowing Base Entity and no inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of Administrative Agent (which consent, in Administrative Agent's discretion, may be conditioned upon the exclusion from the Borrowing Base of Eligible Inventory at that location or the establishment of a Reserve) or, unless and until a satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Borrowing Base Entity shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. To the extent permitted hereunder, if any Borrowing Base Entity proposes to acquire a fee ownership interest in real estate after the Closing Date, it shall provide to Administrative Agent, promptly upon acquisition, a mortgage or deed of trust granting Administrative Agent a first priority Lien on such real estate, together with environmental audits, mortgage title insurance commitment, real property survey, local counsel opinion(s), and, if required by Administrative Agent, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by Administrative Agent, in each case, in form and substance reasonably satisfactory to Administrative Agent.

SECTION 6.  NEGATIVE COVENANTS

         The Parent and each of the Borrowers and the other Credit Parties hereby agree, jointly and severally, that, except as otherwise agreed in writing by the Administrative Agent, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, they shall not, directly or indirectly:

    6.1 Financial Condition Covenants.

         (a) Minimum Tangible Net Worth. Permit the Tangible Net Worth of the Parent, on a consolidated basis, at any time to be less than the sum of (i) Tangible Net Worth as of the fiscal quarter ended December 31, 2001, and (ii) commencing with the fiscal quarter ending March 31, 2002, 75% of cumulative Net Income (without deduction for any net loss) of the Parent on a consolidated basis.

         (b) Operating Income. Permit Operating Income of the Parent, on a consolidated basis, to be less than the following amounts for the following periods:

                   Fiscal Quarter Ended                  Operating Income
                   --------------------                  ----------------
                  (i)      December 31, 2001               $  250,000

                  (ii)     March 31, 2002                  $1,250,000

                  (iii)    June 30, 2002                   $1,750,000

    6.2 Limitation on Indebtedness.

         Create, incur, assume or suffer to exist any Indebtedness, except:

         (a) Indebtedness of the Borrowers under this Agreement;

         (b) Indebtedness under Hedging Agreements, and other similar agreements entered into between any Borrower and another Person, with the prior written consent of the Administrative Agent;

         (c) Indebtedness existing on the date hereof and described on the attached Schedule 6.2;

         (d) Indebtedness of any Borrower to any other Credit Party and of any Credit Party to any Borrower or any other Credit Party;

         (e) Indebtedness under the E3,000,000 line of credit facility extended by Dresdner Bank to Baldwin Grafotec GmbH, which is backed by a Letter of Credit in the full amount of E3,000,000 issued under this Agreement;

         (f) Indebtedness in connection with Guarantee Obligations; and

         (g) Indebtedness of the Baldwin Swedish Companies up to the aggregate amount of 30,000,000 Swedish Krone; and

         (h) Trade Notes Payable.

    6.3 Limitation on Liens.

         Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

         (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are (i) not overdue for a period of more than 60 days or (ii) being contested in good faith by appropriate proceedings, unless, in the case of Liens permitted by clause (i) only, enforcement proceedings have been commenced with respect thereto;

         (c) pledges or deposits in connection with workers, compensation, unemployment insurance and other social security legislation (excluding ERISA);

         (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of such Person;

         (f) Liens securing Indebtedness of the Credit Parties permitted by
Section 6.2(c) and (g);

         (g) possessory Liens which (i) occur in the ordinary course of business, (ii) secure trade debt not yet due and payable and (iii) do not secure Indebtedness for borrowed money; and

         (h) Liens created pursuant to the Security Documents.

    6.4 Limitation on Guarantee Obligations.

         Create, incur, assume or suffer to exist any Guarantee Obligation except:

         (a) Guarantee Obligations in existence on the date hereof and listed on
Schedule 6.4;

         (b) guarantees made in the ordinary course of its business by any Borrower of obligations of any of its Subsidiaries, which obligations are otherwise permitted under this Agreement; and

         (c) the Guarantees.

    6.5 Limitation on Fundamental Changes.

         Enter into any merger, consolidation or amalgamation, or acquire all or substantially all of the assets or capital of, or otherwise combine with, or acquire, any Person, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

         (a) any Subsidiary of any of the Borrowers may be merged or consolidated with or into such Borrower (provided that such Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly-owned Subsidiaries of such Borrower (provided that a wholly-owned Credit Party or Credit Parties shall be the continuing or surviving corporation); and

         (b) any Credit Party may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Borrower or any other Credit Party.

    6.6 Limitation on Sale of Assets.

         Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets or any interest therein (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrowers or any wholly-owned Subsidiary, except:

         (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

         (b) the sale of inventory in the ordinary course of business; and

         (c) as permitted by Section 6.5(b).

    6.7 Limitation on Restricted Payments.

         Make any Restricted Payment except in connection with Restricted Payments made by one Credit Party to another Credit Party provided that such Restricted Payments are in the nature of a dividend or distribution.

    6.8 Limitation on Capital Expenditures.

         Make any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for expenditures by any of the Credit Parties in the ordinary course of business not exceeding, in the aggregate during any fiscal year of the Credit Parties, $2,500,000 on a consolidated basis.

    6.9 Limitation on Investments, Loans and Advances.

         Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

         (a) extensions of trade credit in the ordinary course of business;

         (b) investments in Cash Equivalents;

         (c) loans and advances to employees of any of the Borrowers or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Borrowers and their Subsidiaries not to exceed $100,000 at any one time outstanding;

         (d) investments by any of the Borrowers or any other Credit Party in any other Credit Party.

         (e) investments by the Borrowers in Joint Ventures in existence on the date hereof and listed on Schedule 6.9(e); and

         (f) loans to executive officers of the Parent pursuant to certain employment agreements between the Parent and such officers, existing as of the date hereof, and which amounts are set forth on the attached Schedule 6.9(f).

    6.10 Limitation on Optional Payments and Modifications of Debt Instruments.

         (a) Make any optional payment or prepayment on or redemption or purchase of any Indebtedness except pursuant to the Loan Documents, or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any Indebtedness (excluding the Loans) (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon).

    6.11 Limitation on Transactions with Affiliates.

         Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of any Borrower's or such Subsidiary's business or (c) upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

    6.12 Limitation on Sales and Leasebacks.

         Enter into any arrangement with any Person providing for the leasing by any Borrower or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by any Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of any Borrower or such Subsidiary.

    6.13 Limitation on Changes in Fiscal Year.

         Permit the fiscal year of the Parent to end on a day other than June
30.

    6.14 Limitation on Negative Pledge Clauses.

         Enter into with any Person any agreement, other than (a) this Agreement and (b) any industrial revenue bonds, purchase money mortgages or Capitalized Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which agreement prohibits or limits the ability of any Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

    6.15 Limitations on Lines of Business.

         Enter into any business, either directly or through any Subsidiary, except for such businesses which are substantially similar to those in which the Borrowers and their Subsidiaries are currently engaged.

    6.16 Prohibition on Change of Control.

         Cause, permit or allow any Change of Control.

    6.17 Tax Sharing.

         It will not, and will not permit any Subsidiary to, consent to or permit the filing of or be a party to any consolidated income tax return with any Person other than a consolidated return of the Parent and its Subsidiaries.

SECTION 7. EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing:

         (a) Any Borrower shall fail to pay any principal of or interest on any Loan when due in accordance with the terms hereof, or any Borrower shall fail to pay any other amount payable hereunder or under any Loan Document or any Hedging Agreement after any such other amount becomes due in accordance with the terms hereof or thereof; or

         (b) Any representation or warranty made or deemed made by any Borrower or any other Credit Party herein or in any other Loan Document or any Hedging Agreement or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

         (c) Any Borrower or any other Credit Party shall default in the observance or performance of any agreement contained in Section 5.1, 5.2, 5.4 or
5.5 or Section 6 hereof (including to the extent incorporated by reference pursuant to Section 6 of the Subsidiaries Guarantee), Section 5(b) of any Stock Pledge Agreement, or 6.2(a) or (b) of the Borrower Security Agreement, or
Section 4.7, 5.5(a) or 6.2(a) or (b) or of the Subsidiaries Security Agreement;
or

         (d) Any Borrower or any other Credit Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document or any Hedging Agreement (other than as provided in subsections (a) through (c) of this Section 7) and such default shall continue for a period of 15 days; or

         (e) Any Borrower or any other Credit Party shall: (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, if the aggregate amount of the Indebtedness and/or Guarantee Obligations in respect of which such default or defaults shall have occurred is at least $1,000,000; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness (other than the Loans) or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or Administrative Agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable (after the expiration of any applicable grace period); or

         (f) (i) Any Borrower or any other Credit Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or such Borrower or any other Credit Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Borrower or any other Credit Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Borrower or any other Credit Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Borrower or any other Credit Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Borrower or any other Credit Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or

         (h) One or more judgments or decrees shall be entered against any of the Credit Parties involving in the aggregate liability (not paid or fully covered by insurance) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof, or any action to enforce any such judgment or decree, or any Lien created in connection therewith, shall have been taken and shall have been stayed within 60 days thereof; or

         (i) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Borrower or any other Credit Party shall so assert, directly or indirectly, or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

         (j) Any Guarantee shall cease, for any reason, to be in full force and effect or any Guarantor shall so assert, directly or indirectly;

         (k) The business or operations of the Credit Parties taken as a whole shall experience a Material Adverse Effect;

         (l) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any material respect, or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Administrative Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made; or

         (m) A Change of Control shall occur.

then, and in any such event, (A) if such event is an Event of Default specified in clause (i), (ii) or (iv) of subsection (f) of this Section with respect to any Borrower or any other Credit Party, automatically the Commitments shall immediately terminate and the Obligations (other than Obligations in respect of Hedging Agreements) including, without limitation, the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable and the Borrowers' rights to request issuance of Letters of Credit shall terminate and the Borrowers shall provide cash collateral for Letter of Credit Obligations as set forth in Section 2.18(i) hereof, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Obligations (other than Obligations in respect of Hedging Agreements), including, without limitation, the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable and, in either of such actions under this clause (B), the Borrowers shall provide cash collateral for Letter of Credit Obligations as set forth in Section 2.18(i) hereof. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

SECTION 8. ADMINISTRATIVE AGENT

    8.1 Appointment.

         Each Lender hereby irrevocably designates and appoints the Administrative Agent as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

    8.2 Delegation of Duties.

         The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents and the Hedging Agreement by or through its agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any of its agents or attorneys-in-fact selected by it with reasonable care.

    8.3 Exculpatory Provisions.

         Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or any such Person under or in connection with this Agreement or any other Loan Document or any Hedging Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement or any other Loan Document or any Hedging Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or any Hedging Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any Hedging Agreement or for any failure of any Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document or any Hedging Agreement, or to inspect the properties, books or records of any Borrower.

    8.4 Reliance by Administrative Agent.

         The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document or any Hedging Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents and the Hedging Agreements in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant hereto or thereto or shall be binding upon all the Lenders and all future holders of the Loans.

    8.5 Notice of Default.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrowers referring to this Agreement and describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.

    8.6 Non-Reliance on Administrative Agent and Other Lenders.

         Each Lender expressly acknowledges that none of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents and the Hedging Agreements, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Borrower which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

    8.7 Indemnification.

         The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents, any of the Hedging Agreements or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative

Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

    8.8 Administrative Agent in Its Individual Capacity.

         The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Borrower as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents and the Hedging Agreements. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents and the Hedging Agreements as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

    8.9 Successor Administrative Agent.

         The Administrative Agent may resign as Administrative Agent upon 10 days notice to Lenders. In addition, the Administrative Agent may be removed in its capacity as Administrative Agent, by vote of the Required Lenders (for which purpose Administrative Agent shall not be deemed a Lender and its Commitment and Commitment Percentage shall be excluded from such calculation) if, at any time after the Closing Date, (i) the Administrative Agent ceases to hold an economic stake of at least ten percent (10%) of the Commitment or the Loans, whether as a result of any assignment of participation permitted under this Agreement or otherwise, or (ii) the Administrative Agent has engaged in any conduct that constitutes gross negligence or willful misconduct. If the Administrative Agent shall resign or be removed as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, which successor Administrative Agent shall be deemed approved by the Borrowers, whereupon such successor Administrative Agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor Administrative Agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents and the Hedging Agreements.

    8.10 Documentation Agent.

         The parties agree that the Documentation Agent shall not have any special duties, rights or powers under this Agreement but shall be entitled to the same protections afforded to the Administrative Agent under this Section 8 to the extent that the Documentation Agent performed any duties or exercised any rights or powers, in such capacity under this Agreement.

SECTION 9.  MISCELLANEOUS

    9.1 Amendments and Waivers.

         (a) Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrowers and the other Credit Parties, written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrowers and the other Credit Parties hereunder or thereunder, or (b) waive in writing, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of, or amount of, any interest, fee or other amount payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this Section or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by any Borrower or any of the other Credit Parties of any of its rights and obligations under this Agreement and the other Loan Documents or release all or a material portion of the Collateral or release any Guarantee or Guarantor or amend, modify or waive any provision of Section 2.7, in each case without the written consent of all the Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the other Credit Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Parent, the Borrowers, the other Credit Parties, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon, except as may be expressly set forth in any such waiver.

         (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that increases the percentage advance rates set forth in the definition of the Borrowing Base, or that makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts, Eligible Inventory, Eligible M & E, Eligible Real Estate and Eligible Royalty Payments set forth in Sections 2.22, 2.23, 2.24, 2.25 and 2.26, shall be effective unless the same shall be in writing and signed by Administrative Agent, Required Lenders and Borrowers. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Section 4.2 to the making of any Loan or the incurrence of any Letter of Credit Obligation shall be effective unless the same shall be in writing and signed by Administrative Agent, Required Lenders and Borrowers. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in Section 4.2, unless the same shall be in writing and signed by Administrative Agent, Required Lenders and Borrowers.

    9.2 Notices.

         All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mail, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Credit Parties and the Administrative Agent, or to such other address as may be hereafter notified by the respective parties hereto:

         If to any Credit Party:   c/o Baldwin Technology Company, Inc.
                                   12 Commerce Drive
                                   Shelton, CT  06484
                                   Attention:   Mr. Vijay C. Tharani,
                                                Chief Financial Officer
                                   Fax:  203.402.5500

         With a copy to:           Morgan, Lewis & Bockius LLP
                                   101 Park Avenue
                                   New York, NY  10178-0060
                                   Attention:   Samuel B. Fortenbaugh, III, Esq.
                                   Fax:  212.309.6273

         The Administrative
         Agent:                    Fleet National Bank
                                   One Landmark Square
                                   12th Floor, CTEH 42212A
                                   Stamford, CT  06901
                                   Attention:   Mr. W. Lincoln Schoff, Jr.
                                   Fax:  203.967.8169

         With a copy to:           Robinson & Cole LLP
                                   280 Trumbull Street
                                   Hartford, CT  06103-3597
                                   Attention:   Michael F. Maglio, Esq.
                                   Fax:  860.275.8299

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.2, 2.4, 2.5 or 2.11 shall not be effective until received.

    9.3 No Waiver; Cumulative Remedies.

         No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents or the Hedging Agreements shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

    9.4 Survival of Representations and Warranties.

         All representations and warranties made hereunder, in the other Loan Documents and the Hedging Agreements and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder until all obligations hereunder and under the other Loan Documents have been paid in full and the Commitments hereunder have been terminated.

    9.5 Payment of Expenses and Taxes.

         The Borrowers jointly and severally agree (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, syndication and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and the Hedging Agreements and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and the Hedging Agreements and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and the Hedging Agreements and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent, and each of their respective Affiliates, directors, officers, employees and representatives (each, an "Indemnified Party") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and the Hedging Agreements, and the use of the proceeds of the Loans and the Letters of Credit, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrowers, any of the other Credit Parties or any of the Properties (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrowers shall have no obligation hereunder to any Indemnified Party with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Party. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

    9.6 Successors and Assigns; Participations and Assignments.

         (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the other Credit Parties, the Lenders, the Administrative Agent and their respective successors and assigns, except that no Borrower or any other Credit Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Any Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to any Borrower or any other Credit Party, to grant to one of more banks or other financial institutions (each, a "Participant") participating interests in any or all of the Loans held by such Lender hereunder. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrowers or the other Credit Parties, the Borrowers and the other Credit Parties shall continue to deal solely and directly with such Lender in connection with Lender's rights and obligations hereunder. Any Lender may furnish any information concerning the Borrowers in its possession from time to time to prospective Participants, provided that the Lenders shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information.

         (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any of its affiliates or to any Lender or any affiliate thereof or to an additional bank or financial institution or any affiliate thereof (an "Assignee"), in the case of any assignment relating to Commitments to such an additional bank or financial institution with the consent of the Borrowers and the Administrative Agent (which consents in each case shall not be unreasonably withheld), all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit I, executed by such Assignee, such assigning Lender (and, to the extent required, by the Borrowers and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this Section and subsection (d) below, the consent of the Borrowers shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the

Borrowers, for any assignment which occurs at any time when any of the events described in Section 7 shall have occurred and be continuing (including during any grace or cure period).

         (d) The Administrative Agent shall, on behalf of the Borrowers, maintain at the address of the Administrative Agent referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error and provided such entries are made in good faith, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder or under any Note as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder or under any Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of any assignment relating to Revolving Credit Loans to an Affiliate of such assigning Lender or to an Assignee that is not then a Lender or an affiliate thereof, by the Borrowers and the Administrative Agent), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto, record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrowers.

         (f) The Borrowers authorize each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee approved by the Borrowers in accordance with Section 9.6(c), subject to the provisions of
Section 9.15, any and all financial information in such Lender's possession concerning the Borrowers and their Affiliates which has been delivered to such Lender by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrowers in connection with such Lender's credit evaluation of the Borrowers and their Affiliates prior to becoming a party to this Agreement.

         (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law; provided, however, that no such pledge or assignment shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

    9.7 Adjustments; Set-off.

         (a) If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (f) of Section 7, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrowers or the other Credit Parties, any such notice being expressly waived by the Borrowers and the other Credit Parties to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower or any other Credit Party hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of any Borrower or any other Credit Party. Each Lender agrees promptly to notify the Borrowers, the other Credit Parties and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         (c) Each of the Borrowers and the other Credit Parties hereby grant to each Lender a continuing lien, security interest and right of set-off as security for all liabilities and obligations to such Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of such Lender or any entity under the control of FleetBoston Financial Corporation and its successors and assigns or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by the Borrower and the other Credit Parties), such Lender may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any other Credit Party and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWERS OR ANY OTHER CREDIT PARTIES, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

    9.8 Pledge to the Federal Reserve.

         Each Lender may at any time pledge or assign all or any portion of its rights under this Agreement or any loan documents to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release any Lender from its obligations under this Agreement or any of the loan documents.

    9.9 Replacement Promissory Note.

         Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction or mutilation of a Note issued to such Lender or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, Borrowers will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

    9.10 Counterparts.

         This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.

    9.11 Severability.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    9.12 Integration.

         This Agreement and the other Loan Documents and the Hedging Agreements, if any, are intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement and the other Loan Documents and the Hedging Agreements. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Agreement and the other Loan Documents and the Hedging Agreements, and no party is relying on any promise, agreement or understanding not set forth in this Agreement and the other Loan Documents and the Hedging Agreements. This Agreement and the other Loan Documents and the Hedging Agreements may not be amended or modified except by a written instrument describing such amendment or modification executed by the parties.

    9.13 CHOICE OF LAW.

         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

    9.14 Submission To Jurisdiction; Waivers.

         Each of the parties hereto hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents and the Hedging Agreements to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 9.2 or Schedule 1-C, as applicable, or at such other address of which the other parties shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

    9.15 Acknowledgements.

         Each of the Borrowers, the Parent and the other Credit Parties hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

         (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Borrower, the Parent or other Credit Party arising out of or in connection with this Agreement or any of the other Loan Documents or the Hedging Agreements, and the relationship between the Administrative Agent and Lenders, on one hand, and any Borrower, the Parent or any other Credit Party, on the other hand, in connection with this Agreement or any of the other Loan Documents is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Loan Documents or the Hedging Agreements or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers, the Parent, the other Credit Parties and the Lenders.

    9.16 WAIVERS OF JURY TRIAL.

         EACH BORROWER, THE PARENT, THE OTHER CREDIT PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR HEDGING AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDERS RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF ANY LOAN DOCUMENT OR HEDGING AGREEMENT, AND AGREE THAT NONE OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, BORROWERS HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH BORROWER, THE PARENT AND THE OTHER CREDIT PARTIES CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDERS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDERS WOULD NOT, BY THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDERS TO ACCEPT THIS AGREEMENT AND MAKE THE LOANS.

    9.17 Confidentiality.

         The Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Borrower pursuant to this Agreement that is designated by such Borrower in writing as confidential; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender, (ii) to any Transferee which receives such information having been made aware of the confidential nature thereof, (iii) to its and its Affiliates' employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder or under any of the other Loan Documents or the Hedging Agreements.

    9.18 Judgment Currency.

         (a) The Borrowers' obligations hereunder and under the other Loan Documents to make payments in the applicable Approved Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Loan Documents. If for the purpose of obtaining or enforcing judgment against any Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the Equivalent Dollar Amount, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

         (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

    9.19 Euro.

         (a) If at any time that a Loan based on any Alternative Currency is outstanding, the relevant Alternative Currency is fully replaced as the lawful currency of the country that issued such Alternative Currency (the "Issuing Country") by the Euro so that all payments are to be made in the Issuing Country in Euros and not in the Alternative Currency previously the lawful currency of such Issuing Country, then such Loan based on an Alternative Currency shall be automatically converted into a Loan denominated in Euros in a principal amount or stated amount equal to the amount of Euros into which the principal amount or stated amount of such Loan based on an Alternative Currency would be converted pursuant to the EMU Legislation and thereafter no further Loans will be available in such Alternative Currency, with the basis of accrual of interest, notices requirements and payment offices with respect to such converted Loans to be that consistent with the convention and practices in the London interbank market for Euro-denominated Loans.

         (b) The Borrowers shall from time to time, at the request of any Lender, pay to such Lender the amount of any losses, damages, liabilities, claims, reduction in yield, additional expense, increased cost, reduction in any amount payable, reduction in the effective return of its capital, the decrease or delay in the payment of interest or any other return forgone by such Lender or its affiliates as a result of the tax or currency exchange resulting from the introduction, changeover to or operation of the Euro in any applicable nation or Eurocurrency market.

SECTION 10.  GUARANTY

    10.1 The Guaranty.

         Each of the Borrowers hereby unconditionally and irrevocably, jointly and severally guaranties the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest of the obligations of the other Borrowers hereunder and under the other Loan Documents. Upon failure by any other Borrower to pay punctually any such amount, each Borrower shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement or the other applicable Loan Document.

    10.2 Guaranty Unconditional.

         The obligations of each Borrower under this Section 10 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

         (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other Borrower under this Agreement or any Note or any other Loan Document, by operation of law or otherwise;

         (b) any modification or amendment of or supplement to this Agreement or any Note or any other Loan Document;

         (c) any release, non-perfection or invalidity of any direct or indirect security for any obligation of any other Borrower under this Agreement or any Note or any other Loan Document;

         (d) any change in the corporate existence, structure or ownership of any other Borrower or any other Credit Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Borrower or any other Credit Party or its assets or any resulting release or discharge of any other Borrower or any other Credit Party or any obligation of any other Borrower or any other Credit Party contained in this Agreement or any Note or any other Loan Document;

         (e) the existence of any claim, set-off or other rights which each Borrower may have at any time against any other Borrower or any other Credit Party, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

         (f) any invalidity or unenforceability relating to or against any other Borrower or any other Credit Party, for any reason, of this Agreement or any Note or any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by any other Borrower or any other Credit Party of the principal of or interest on any Note or any other amount payable by it under this Agreement or any other Loan Document; or

         (g) any other act or omission to act or delay of any kind by any other Borrower or any other Credit Party, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 10, constitute a legal or equitable discharge of such Borrower's obligations hereunder.

    10.3 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances.

         Each Borrower's obligations under this Section 10 shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Borrowers under this Agreement and each of the other Loan Documents shall have been finally and indefeasibly paid in full in cash. If at any time any payment of the principal of or interest on any Note or any other amount payable by any Borrower under this Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or any Subsidiary or otherwise, each Borrower's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

    10.4 Waiver by the Borrower.

         Each Borrower irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower, any other Credit Party or any other Person.

    10.5 Subrogation.

         Each Borrower irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against any other Borrower or any other Credit Party with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by such other Borrower or any other Credit Party in respect thereof, until the expiration of one year after all amounts owing to the Lenders hereunder and under the other Loan Documents shall have been repaid and the Commitments are terminated.

    10.6 Stay of Acceleration.

         If acceleration of the time for payment of any amount payable by any Borrower or any other Credit Party under this Agreement or the Notes or any other Loan Document is stayed upon insolvency, bankruptcy or reorganization of any Borrower or any other Credit Party, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by each Borrower hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.



                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                        THE NEXT PAGE IS A SIGNATURE PAGE

                                                               Signature Page to
                                                                Credit Agreement

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                    BORROWERS:

                                    BALDWIN AMERICAS CORPORATION

                                    By  ____________________________________
                                        Name:    Vijay C. Tharani
                                        Title:   Vice President


                                    BALDWIN EUROPE CONSOLIDATED INC.

                                    By  ____________________________________
                                        Name:    Vijay C. Tharani
                                        Title:   Vice President


                                    BALDWIN ASIA PACIFIC CORPORATION

                                    By  ____________________________________
                                        Name:    Vijay C. Tharani
                                        Title:   Vice President


                                    LENDERS:

                                    FLEET NATIONAL BANK, as Administrative Agent and Lender

                                    By  ____________________________________
                                        Name:    W. Lincoln Schoff, Jr.
                                        Title:   Senior Vice President


                                    FIRST UNION NATIONAL BANK, as Documentation
                                    Agent and Lender

                                    By  ____________________________________
                                        Name:    Annette Herber
                                        Title:   Vice President

The following Persons are signatories to this Agreement in their capacities as Credit Parties and not as Borrowers.

                                    BALDWIN TECHNOLOGY COMPANY, INC.

                                    By  ____________________________________
                                        Name:    Vijay C. Tharani
                                        Title:   Vice President, CFO & Treasurer


                                    BALDWIN TECHNOLOGY CORPORATION

                                    By  ____________________________________
                                        Name:    Vijay C. Tharani
                                        Title:   Vice President


                                    BALDWIN GRAPHIC SYSTEMS, INC.

                                    By  ____________________________________
                                        Name:    Vijay C. Tharani
                                        Title:   Vice President


                                    BALDWIN KANSA CORPORATION

                                    By  ____________________________________
                                        Name:    Ronald F. Rahe
                                        Title:   Secretary


                                    BALDWIN EUROPE CONSOLIDATED BV

                                    By  ____________________________________
                                        Name:    Henricus J. M. Groenemans
                                        Title:   Director

                                    By  ____________________________________
                                        Name:    Vijay C. Tharani
                                        Title:   Director

                                    BALDWIN GERMAN CAPITAL HOLDING GMBH

                                    By  ____________________________________
                                        Name:    Karl S. Puehringer
                                        Title:   Geschaftsfuhrer


                                    BALDWIN GRAFOTEC GMBH

                                    By  ____________________________________
                                        Name:    John T. Heald, Jr.
                                        Title:   Geschaftsfuhrer


                                    BALDWIN SWEDEN HOLDING AB

                                    By  ____________________________________
                                        Name:    John T. Heald, Jr.
                                        Title:   Director


                                    BALDWIN IVT AB

                                    By  ____________________________________
                                        Name:    John T. Heald, Jr.
                                        Title:   Director


                                    BALDWIN JIMEK AB

                                    By  ____________________________________
                                        Name:    John T. Heald, Jr.
                                        Title:   Director


                                    BALDWIN - JAPAN LTD.

                                    By  ____________________________________
                                        Name:    John T. Heald, Jr.
                                        Title:   Representative Director